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                                                                   Exhibit 10.6


                               INDENTURE OF LEASE

                                 BY AND BETWEEN

                            RIVERTECH ASSOCIATES LLC

                                   ("LESSOR")

                                       AND

                        NEOGENESIS DRUG DISCOVERY, INC.

                                   ("LESSEE")

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                          RIVERSIDE TECHNOLOGY CENTER

                               840 MEMORIAL DRIVE
                            CAMBRIDGE, MASSACHUSETTS

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                           RIVERSIDE TECHNOLOGY CENTER

                                COMMERCIAL LEASE

                                     BETWEEN

                            RIVERTECH ASSOCIATES, LLC

                                       AND

                         NEOGENESIS DRUG DISCOVERY, INC.

      Agreement entered into this 26th day of September, 1997 in consideration of the covenants and other benefits herein contained, the receipt and sufficiency of said consideration being hereby acknowledged.

      Rivertech Associates LLC, a Massachusetts limited liability company, c/o The Abbey Group 575 Boylston Street Boston, MA 02116 (herein "LESSOR"), does hereby lease to NeoGenesis Drug Discovery, Inc., a corporation having a principal place of business at 840 Memorial Drive Cambridge, Massachusetts 02139, (herein "LESSEE"), and LESSEE does hereby lease from said LESSOR, certain space located at 840 Memorial Drive, Cambridge, Massachusetts (herein "Building"), being that portion of the fourth floor of the Building shown on Exhibit A attached hereto (herein, "Lease Plan") consisting of approximately 13,525 rentable square feet as appearing on said Lease Plan, (the "Leased Premises" or "Premises"); with the right in common with others in the Building to use (a) the parking areas on the parcel of land on which the Building is located or otherwise serving the Building (as said parking areas are expressly contemplated herein); (b) the driveways and walkways necessary for access to the Building or such parking areas; (c) the entrances, lobbies, stairs, passenger elevators and corridors necessary for access to the Premises; (d) the loading docks and freight elevators in the Building, subject to LESSOR'S reasonable rules and regulations promulgated according to section 24 of this Lease; (e) the lavatories on the fourth floor of the Building; (f) the heating, ventilation, air conditioning, plumbing, electrical, emergency and other mechanical systems and equipment serving the Premises in common with other portions of the Building (as more specifically set forth herein); and (g) such other common areas and facilities as LESSOR may designate from time to time (collectively, the "Common Areas").

      1. TERM. LESSEE leases the Leased Premises for an original Term of six (6) years (herein, "Lease Term"). The Term of the Lease shall begin on the Commencement Date (as hereinafter defined), and shall end on the last day of the calendar month which is seventy two (72) full calendar months therefrom (the "Termination Date").


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      The first full twelve (12) month period following the Commencement Date
(or, if the Commencement Date occurs on a date other than the first day of a calendar month, the first day of the first calendar month after the Commencement Date occurs) and each subsequent twelve month period during the Lease Term shall be called "Lease Years". To the extent the Commencement Date occurs on any date other than the first of any month, the first Lease Year shall be enlarged to include the period between the Commencement Date and the beginning of the first full month of the Lease Term.

      The Commencement Date shall be October 1, 1997.

      For example, if the Commencement Date is October 1, 1997, the first Lease Year begins on October 1, 1997 and ends September 30, 1998; the second Lease Year begins on October 1, 1998 and ends September 30, 1999; and so on up to the Termination Date of September 30, 2003.

      2. RENT. Beginning as of the Commencement Date, LESSEE shall pay to LESSOR rent at an annual rate pursuant to the schedule below during each Lease Year (or portion thereof as the case may be) of the Lease Term hereof, (herein, "Annual Base Rent"). Annual Base Rent shall be payable, in advance, in equal monthly installments, due on the first day of each calendar month, pursuant to the schedule below. The parties acknowledge a deposit by LESSEE in the sum of Fifty Thousand ($ 50,000.00) Dollars prior to the execution of this Lease (the "Deposit"). The Deposit shall be applied to the first installment of Annual Base Rent and the balance of the Deposit (i.e. $ 19,568.75) shall be applied to the second installment of Annual Base Rent.

      All payments of Annual Base Rent; and also Additional Operating Expense Rent, Additional Tax Escalation Rent, and any and all other sums as may be due from LESSEE to LESSOR under this Lease, all of which shall be deemed "Additional Rent"; (the foregoing to be singularly as to any item or collectively referred to herein as "Rent") shall be made to LESSOR's agent, The Abbey Corporation, 575 Boylston Street, Boston, Massachusetts 02116 or to such other agent or at such other place as LESSOR may designate in writing.

      LESSEE shall pay interest from the date due, at an annual rate of fifteen (15%) percent for any installments of Annual Base Rent, or Additional Rent or other payments due from LESSEE to LESSOR which are not received by LESSOR within ten days after written notice from LESSOR that Annual Base Rent, or Additional Rent or other payments were not received.


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                          SCHEDULE OF ANNUAL BASE RENT

                 LEASE YEAR      ANNUAL BASE RENT      MONTHLY INSTALLMENT
                 ----------      ----------------      -------------------
10/97 - 9/98    Lease Year 1       $ 365,175.00            $ 30,431.25      $27.00/sq.ft.
10/98 - 9/99    Lease Year 2       $ 385,462.50            $ 32,121.88       28.50
10/99 - 9/00    Lease Year 3       $ 398,987.50            $ 33,248.96       29.50
10/00 - 9/01    Lease Year 4       $ 412,512.50            $ 34,376.04       30.50
10/01 - 9/02    Lease Year 5       $ 426,037.50            $ 35,503.13       31.50
10/02 - 9/03    Lease Year 6       $ 439,562.50            $ 36,630.21       32.50

      3. ADDITIONAL RENT (Operating Expenses). Commencing as of the Commencement Date, LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof, shall pay to LESSOR for each calendar year (or portion thereof, as applicable) of the Lease Term, as additional rent, LESSEE's Allocable Percentage (as hereinafter defined) of any and all increases in operating expenses attributable to the Building for said year of the Lease Term (herein, "Additional Operating Expense Rent").

      The base from which the amount of any increases in operating expenses shall be determined is the operating expense schedule compiled and calculated by LESSOR, representing actual operating expenses for calendar year 1996, as set forth as Exhibit B attached hereto and incorporated herein, which LESSOR represents is a complete and correct summary of said operating expense amounts. LESSEE's payment shall be prorated if the Lease commences or is terminated (without breach) during any fiscal year.

      Solely for the purpose of calculating LESSEE'S Allocable Percentage of increases in operating expenses over those shown in Exhibit B hereto, operating expense increases shall not include the following: The costs of LESSEE's improvements performed by LESSOR (if any), or as they may be approved by LESSOR in the future; all items and services for which LESSEE or any tenant specifically and directly reimburses LESSOR, or pays third persons at LESSOR's directions; income or franchise taxes of the LESSOR; the costs incurred in any rehabilitation, reconstruction, or other work occasioned by any insured casualty, or by the exercise of the right of eminent domain, except to the extent of any so-called "deductible" amount under policies of insurance or any costs actually incurred for which any insurance company does not reimburse or compensate LESSOR (unless LESSOR was required under this Lease to maintain insurance covering such costs); expenditures for capital items for new construction adding on to the building or dedicated to buildout of tenant spaces or furnishing services or performing work to any specific tenant which are not to the benefit of the tenants or the building generally. Notwithstanding the foregoing, LESSOR reserves the right to claim as against LESSEE as provided under this Lease, or any other tenant or individual or entity for any and all costs and expenses caused directly or occasioned by their willful misconduct or other negligent or wrongful acts or omissions.


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      Operating expense escalation is ordinarily invoiced to LESSEE by LESSOR in
January of each calendar year. If the Lease Term includes any partial calendar year, the Additional Operating Expense Rent for such calendar year shall be prorated according to the fraction of the total days in such calendar year that are included in the Lease Term. LESSOR shall have the option to require LESSEE to pay the Additional Operating Expense Rent in any Lease Year in equal monthly installments on the first day of each calendar month during the Lease Term; provided LESSOR first delivers to LESSEE its statement of the monthly amount due for the Lease Year in question based on LESSOR's reasonable estimates. Within ninety (90) days after the end of each calendar year included within the Lease Term, LESSOR shall deliver to LESSEE a written statement of the actual operating expenses and the actual Additional Operating Expense Rent for such year. If such statement indicates that the actual Additional Operating Expense Rent for such calendar year exceeded LESSEE'S estimated payments on account of Additional Operating Expense Rent for such calendar year, then LESSEE shall pay such excess to LESSOR within thirty (30) days of its receipt of such statement from LESSOR. If such statement indicates that LESSEE'S estimated payments on account of Additional Operating Expense Rent for such calendar year exceeded the actual Additional Operating Expense Rent for such calendar year, LESSOR shall pay such excess to Lessee within thirty (30) days of such statement from LESSOR.

      LESSOR agrees to make available its books and records relating to operating expenses for LESSEE'S audit, upon reasonable prior notice, at LESSOR'S office. If such audit indicates that LESSEE'S payments of Additional Operating Expense Rent exceeded the actual operating expenses for such calendar year, LESSOR shall promptly reimburse the difference to LESSEE. If such audit indicates that operating expenses for such calendar year exceeded LESSEE'S payment of Additional Operating Expense Rent, LESSEE shall promptly reimburse the difference to LESSOR.

      LESSEE's Allocable Percentage for the purposes of this Lease is 10.73 %.

      4. ADDITIONAL RENT (Tax Escalation). Commencing as of the Commencement Date, LESSEE, in addition to the sums payable to LESSOR as Annual Base Rent as determined in Section 2 hereof, and in addition to the sums payable to Lessor as determined in Section 3 hereof, shall also pay to LESSOR as additional rent LESSEE'S Allocable Percentage of any increase in the real estate taxes levied against the Building and the land on which it is situated, above such real estate taxes for fiscal tax year 1997 whether such increase is caused by an increase in the tax rate, an increase in assessed value, or a change in the method of determining real estate taxes, ("Additional Tax Escalation Rent").

      The base from which the amount of any increase in taxes shall be determined from the rate and the assessment for fiscal tax year 1997, or, in the event LESSOR seeks and is granted an abatement of taxes (administratively or by appeal to the Appellate Tax Board and/or the courts) for FY 1997, the tax rate and assessment as abated, whichever results in


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a lower base year amount. The Additional Tax Escalation Rent shall be prorated if the Lease Term commences or terminates (without breach) during any fiscal year, according to the fraction of the total days in such tax year that are included in the Lease Term.

      Notwithstanding the foregoing, LESSOR shall be under no obligation to file for any abatement of taxes for FY 1997 or any other fiscal year, and LESSEE shall pay the entire amount of Additional Tax Escalation Rent for any fiscal tax year as invoiced by LESSOR, receiving a rebate of such payments made by it based on its Allocable Percentage any abated real estate taxes only if an abatement is sought and received by LESSOR for such fiscal tax year.

      LESSEE shall make payment within thirty (30) days of written notice from LESSOR that Additional Tax Escalation Rent sums are payable, which notice shall be accompanied by a copy of the tax bill.

      5. SECURITY DEPOSIT. Upon execution hereof, LESSEE shall post with LESSOR in the manner described below (and maintain at all times during the Lease Term and any Extended Term as hereinafter defined), a Security Deposit in the amount of One Hundred Twenty One Thousand Seven Hundred Twenty Five ($ 121,725.00) Dollars, which shall be held as security for LESSEE's performance as herein provided, with the balance to be returned to LESSEE at the end of this Lease Term (as may be extended); said return of any balance subject to LESSEE's satisfactory compliance with the terms and conditions hereof. The Security Deposit shall be posted at the option of the LESSEE from time to time (but not changed as to form more frequently than each Lease Year) as follows:

      (a) One Hundred Twenty One Thousand Seven Hundred Twenty Five
($ 121,725.00) Dollars by certified or bank check (the "Cash Deposit"); or

      (b) One Hundred Twenty One Thousand Seven Hundred Twenty Five
($ 121,725.00) Dollars by irrevocable stand-by Letter of Credit, drawn on a commercial bank having branches in Massachusetts, reasonably acceptable to LESSOR, (the "Letter Of Credit"). If Lessee elects to post a Letter Of Credit, the Letter of Credit shall: (i) name LESSOR as beneficiary; (ii) be for a term equal to the Lease Term (or any extended term, as and when appropriate) subject to annual automatic renewals failure of which shall constitute a default hereunder; (iii) be cancelable only with a minimum 30 days prior notice to LESSOR (which cancellation without substitution shall constitute a default hereunder); and (iv) substantially in the form attached hereto as Exhibit D and in all respects in form and substance reasonably satisfactory to LESSOR.

      If LESSOR so draws upon the Letter of Credit or if LESSEE elects to post the Cash Deposit, LESSOR shall deposit the Cash Deposit in a separate account for such deposits, with no administrative costs or expenses thereof passed on to LESSEE (except in the event of a default), with interest thereon to inure to the benefit of LESSEE (except in the event of a default, in which case interest shall follow the disposition of the Cash


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Deposit). If LESSEE has elected to post the Cash Deposit or LESSOR is holding any portion of the Security Deposit in a form other than a Letter of Credit, and if LESSEE thereafter delivers to LESSOR a Letter of Credit in the amount and otherwise then conforming to the requirements of this section 5, LESSOR shall promptly pay over to LESSEE the entire balance of the Cash Deposit or such portion of the Security Deposit being held by LESSOR, absent any uncured default under the Lease. If LESSEE has elected to post the Letter of Credit and thereafter delivers to LESSOR the Cash Deposit, LESSOR shall promptly return the original Letter of Credit to LESSEE. If LESSEE defaults in the payment or performance of its obligations under this Lease, and such default continues after any applicable notice and the expiration of any applicable grace period, LESSOR shall have the right to draw upon and apply the Security Deposit to the extent necessary to cure such default. Within thirty (30) days after the expiration of the Lease Term, as it may be extended. LESSOR shall give written notice to LESSEE of any defaults by LESSEE in the payment or performance of its obligations under this Lease. Within thirty (30) days after the expiration of the Lease Term, as it may be extended, LESSOR shall return the Security Deposit to LESSEE, less such amounts necessary to cure any then outstanding defaults claimed in the notice to LESSEE.

      6. USE OF PREMISES. LESSEE shall use the Leased Premises for general office, research and laboratory space only, which uses LESSOR warrants and represents are currently allowed under local zoning regulations (subject to compliance with federal, state and municipal safety, healthy, building, and sanitary codes and submission of conforming plans and specifications suitable for issuance of a building permit from the City Of Cambridge and an appropriate occupancy permit upon completion of construction). LESSEE will use the Leased Premises in a careful, and safe and proper manner and will not do or permit any act or thing in the Leased Premises or do any act or thing in or affecting the Common Areas which is contrary to any legal or insurance requirement referred to in Section 17 hereof or which might impair the value of the Leased Premises or the Building or any part thereof or which constitutes a risk to the safety, health or well-being of other tenants in the Building or on the site, or creates a public or private nuisance or waste.

      7. UTILITIES. LESSOR shall provide at LESSOR's expense the building standard facilities for heat, ventilation, and air conditioning for the Leased Premises, and the common areas and facilities which LESSEE enjoys the right to use, as required for comfortable occupancy, during 8 AM to 6 PM each weekday, other than national or state holidays (herein "Normal Business Hours"). LESSOR shall provide electrical connections to (but not distributed within ) the Leased Premises for general office, research, and laboratory purposes, If any operations or activities in the Leased Premises use electricity in excess of amounts customarily required for office purposes, LESSOR, in its discretion and at its expense, may install submeters to measure such usage separately. Notwithstanding any separate direct metering or general allocation, LESSEE shall pay all charges for electricity used on the Leased Premises. LESSEE shall pay all such charges for electricity used on the Leased Premises as it may be separately metered, or absent separate meters to the whole or part of the Leased Premises (for whatever reason) based on tenant's


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Allocable Percentage of the total electric bill, whichever or both as may be applicable, at the determination of the LESSOR. LESSOR shall determine said electrical charges in a uniform and non-discriminatory manner relative to other lessees in the Building similarly situated; and LESSEE shall pay its proportional share of said charges relative to all occupied space which is not billed to tenants on a separately metered basis. All such charges shall be based on the rates at which LESSOR is charged for electricity supplied to the Building by the utility company. LESSOR shall maintain an average temperature in the Building between 60 degrees Fahrenheit and 80 degrees Fahrenheit at all times and an average temperature in the Leased Premises generally between 68 degrees Fahrenheit and 76 degrees Fahrenheit during Normal Business Hours. LESSOR shall make available heat, ventilation, and air-conditioning as may be requested by LESSEE for the Leased Premises during hours other than Normal Business Hours ("Overtime HVAC"), and LESSEE shall pay for such Overtime HVAC on the basis of $40.00 per zone, per hour (subject to increase by the same percentage amount by which the standard electric rates are increased from time to time by the utility company), as billed by LESSOR and to be paid by LESSEE within thirty (30) days of said invoice. LESSEE shall give LESSOR twenty four (24) hours prior notice of any requirements for specialized overtime heating and air conditioning. LESSOR shall not be liable to LESSEE for any interruption, interference, damage or loss to LESSEE's business, research or experimentation occasioned as a result of any failure or interruption in the heating, ventilation, air conditioning, or electrical services or other utilities servicing the Building or the Leased Premises. Notwithstanding the foregoing, in the event the Premises lack heat or air conditioning at the standard building service as set forth above, or lack lavatory facilities, water, electricity or elevator service at the standard to be supplied by LESSOR hereunder; and such lack continues for five (5) consecutive business days or occurs more than two times in any twelve month period, then (and only then) Annual Base Rent and Additional Rent with respect to such periods of deprivation shall be abated for each day of such lack of service, unless caused by factors or events outside the control of the LESSOR (e.g. suspension of utilities (e.g. electrical, water, etc.) by the service provider; or LESSEE's own willful or negligent acts or omissions, etc.) in which case there shall be no such abatement. If any of the deprivations or loss of services described in the foregoing sentence occur; or if there is a material impediment to or suspension of LESSEE's rights to park within the Building as contemplated in section 16 hereof caused by the LESSOR, (unique to the Building and not as a result of other external factors beyond LESSOR's control such as municipal street work, curfews, vehicular bans, etc. for which LESSOR shall not be deemed responsible hereunder), and LESSOR does not make reasonable adequate accommodations to compensate therefor; and any such deprivations or loss of services continue for a period in excess of forty five (45) consecutive days, or sixty (60) days during any twelve month period, then LESSEE shall have the right to terminate this Lease by giving LESSOR ten (10) days written notice, and unless such services are restored within the ten (10) day period after such notice, the Lease shall terminate as of the tenth day after such notice is delivered to LESSOR. No plumbing or electrical work of any type shall be done without LESSOR's approval which approval shall not be unreasonably withheld or delayed and the appropriate municipal permit and inspector's approval. All charges for separately metered water used by LESSEE shall be


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based on the rate at which water/sewer charges are billed to the Building by the
City Of Cambridge.

      8. COMPLIANCE WITH LAWS. LESSEE acknowledges that no trade, occupation, or activity shall be conducted in the Leased Premises or use made thereof which will be unlawful, noisy or offensive, or contrary to any federal or state law or administrative regulations, or any municipal ordinance or regulations in force at any time in Cambridge. LESSEE shall keep all employees working in the Leased Premises covered with Worker's Compensation Insurance, as applicable. LESSEE shall be responsible for complying with the Occupational Safety and Health Act of 1970 and any amendments thereto, in connection with LESSEE's use of the Leased Premises. LESSEE shall strictly adhere to any and all federal, state, and municipal laws, ordinances, and regulations governing LESSEE's laboratory scientific experimentation. LESSEE shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its office and research activities on the Premises; its scientific experimentation; and LESSEE's transportation, storage, handling, use and disposal of any low level radioactive or bacteriological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials to, from or at the Leased Premises. LESSEE shall immediately give notice to LESSOR of any warnings or violations relative to the above received from any federal, state, or municipal agency or by any court of law, and shall immediately begin and diligently proceed to cure the conditions causing any such violations; and LESSOR shall permit LESSEE to cure said harm or hazard prior to any active intervention by LESSOR (except where such intervention is necessitated by the emergency nature of the harm or hazard; or where the harm or hazard impairs the value of the Building, (directly or as collateral on any debt); or interferes with any other tenant's rights; or is required by any governmental agency or authority).

      LESSEE shall fully indemnify and hold harmless in all respects LESSOR from any and all claims, demands, losses, liabilities, and damages (including all necessary and reasonable expenses for contractors, consultants, environmental engineers, attorneys, and other professionals utilized by LESSOR to evaluate and remediate any hazard or harm which LESSEE has failed to cure after written notice from LESSOR; and further including any and all fines or fees assessed by any governmental agency relative to any hazard or harm to the extent directly arising from the conduct of LESSEE's research on the Leased Premises (especially relating to research involving hazardous substances),) resulting from LESSEE's obligations and responsibilities with respect to compliance with environmental laws and regulations and LESSEE'S obligations to cure, as set forth above and herein, except for any claims, demands, losses, liabilities and damages resulting from the acts or negligence of LESSOR or its agents or employees or independent contractors.

      LESSOR hereby represents and warrants to LESSEE that the Building and its heating, ventilation, air conditioning, plumbing, electrical, life safety and other mechanical systems and equipment comply with all applicable federal state and municipal laws, ordinances, and regulations. LESSOR shall maintain the Building and such systems and


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equipment in compliance with all such laws, ordinances and regulations, except to the extent governing the use of areas or premises controlled by LESSEE or any other tenants in the Building; which shall be said LESSEE's or other tenants' responsibilities.

      LESSOR hereby represents and warrants to LESSEE that the Leased Premises and the building of which they are a part, (inclusive of the Common Areas) are, to the best of LESSOR's knowledge, in compliance with all applicable building, sanitary and zoning laws, ordinances and regulations, (including current applicable provisions of the Americans with Disabilities Act); and LESSOR has not been cited with any current and outstanding violations thereof. Additionally, LESSOR hereby represents and warrants relative to the Leased Premises and the building of which they are a part, (inclusive of Common Areas) that it has received no remediation notices pertaining to, nor are there any outstanding violations to the best of its knowledge of, the provisions of G.L. c.21E or the Massachusetts Contingency Plan; or any other environmental remediation statutes or regulations.

      9. FIRE AND OTHER INSURANCE. LESSEE shall not permit any use of the Leased Premises which will make voidable, increase any premium (unless LESSEE shall fully pay for such increase and there is no increase in LESSOR's deductibles as a result thereof), or decrease any insurance on the Building and property of which the Leased Premises are a part, or on the contents of said Building, or which shall be contrary to any law, regulation, or order from time to time established or issued by the local Fire Department, or any similar body, or any restriction contained in any of LESSOR'S insurance policies as to the Building and property; provided however, LESSOR represents and warrants that LESSOR's insurance policies shall not contain any restrictions or LESSEE's use of the Premises for office, research and laboratory purposes and such use, per se, shall not render such insurance voidable, increase any premium, or decrease any of LESSOR's coverages. LESSEE shall, on demand, reimburse LESSOR all extra insurance premiums caused by LESSEE's use of the Leased Premises other than for the office, research and laboratory purposes contemplated herein. LESSEE shall not vacate the Leased Premises or permit same to be unoccupied for more than thirty (30) consecutive days other than during LESSEE's customary non-business days or hours.

      10. MAINTENANCE OBLIGATIONS. LESSOR shall perform all normal maintenance, repairs and replacements necessary to keep in good condition and working order
(a) the roof, foundation, structural columns and other structural elements of the Building, (b) the heating, ventilation, air conditioning, plumbing, electrical, life safety and other mechanical systems and equipment serving the Building or the Common Areas, (c) the parking areas, (d) the driveways and walkways necessary for access to the Building and parking areas, (e) the entrances, lobbies, stairs, passenger elevators and corridors necessary for access to the Leased Premises, (f) the loading docks and freight elevators in the Building, (g) the lavatories on the fourth floor, and (h) the Common Areas, generally. Notwithstanding the foregoing, any damage caused to the building or any or the aforesaid components caused by the careless, malicious, willful, or negligent acts of LESSEE; and chemical, water or corrosion damage on or emanating from the Leased Premises from any


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source within the control of LESSEE; shall be repaired by LESSOR and specifically and separately assessed as against LESSEE. LESSEE agrees to maintain at its expense all other elements and components of the Leased Premises in the same condition as they are at the commencement of the Term or as they may be put in during the Term of this lease, normal wear and tear and damage by fire or casualty or eminent domain only excepted, and whenever necessary, to replace light bulbs (after the first six months of the term), plate glass and other glass therein (other than building exterior window glass unless damage thereto is caused by LESSEE's willful or negligent acts or omissions); acknowledging by acceptance of the delivered Leased Premises that the Leased Premises upon delivery are in good order (except for punchlist items, which are to be completed by LESSOR as contemplated in paragraph 33 hereof), and the light bulbs and glass whole. LESSEE will properly control or vent all solvents, degreasers, and the like and shall not cause the area surrounding the Leased Premises to be in anything other than a neat and clean condition, depositing all waste in appropriate receptacles. LESSEE shall not permit the Leased Premises to be overloaded, damaged, stripped or defaced, suffer any waste of the Leased Premises. Any maintenance which is the responsibility of LESSOR and which is necessitated by some specific aspect of LESSEE's negligent or reckless use of the Leased Premises shall be at LESSEE's expense, except to the extent LESSOR receives reimbursement for any such costs or expenses from an insurer. All maintenance provided by LESSOR shall be performed as reasonably required at LESSOR's reasonable discretion and except for emergencies, during LESSOR's normal business hours. LESSEE may not keep any animals on the Leased Premises without prior written notice to and approval from LESSOR in each instance, which approval may be denied or conditioned in LESSOR's reasonable discretion. LESSEE shall be solely responsible for maintenance and operation of any and all of its systems installed by or for the LESSEE or servicing the Leased Premises exclusively, and shall waive any and all claims against LESSOR for any damage, impairment, or loss relative to these systems unless caused by the negligence or willful misconduct of LESSOR, its agents, employees and independent contractors. Specifically, LESSEE shall maintain, at its sole expense, and pay all charges for electrical service (according to section 7 of this Lease) and use of, the following: (a) LESSEE's customized "cold room" or "warm room" (if any) and all equipment associated with its operation, and (b) additional HVAC system (to the extent of the customization of the LESSOR's building standard HVAC system); (c) backflow preventers (other than the Building's standard equipment incorporated in the Building's general plumbing and life safety systems); (d) acid neutralization chip tanks; and (e) any other specialized equipment or mechanical systems serving the Leased Premises exclusively.

      11. ALTERATIONS. LESSEE shall not make structural alterations or additions of any kind to the Leased Premises, but may make nonstructural alterations provided LESSOR consents thereto in writing, said consent not to be unreasonably withheld or delayed. Notwithstanding the foregoing, LESSOR's consent shall not be required for any non-structural alterations or additions to the Leased Premises which (a) do not affect the structural elements of the Building, or the Building's heating, ventilation, or air conditioning, plumbing, mechanical, electrical, elevator, life safety or other common systems or Common Areas of the Building, and (b) do not cost more than $ 10,000.00 in


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any Lease Year. Plans and specifications shall be submitted by LESSEE to LESSOR in each instance where consent is required, in advance of any proposed work, in sufficient detail and scope to enable LESSOR to make a reasonable determination thereon. All such allowed alterations shall be at LESSEE's expense and shall be in quality at least equal to the present construction. If LESSOR performs any services for LESSEE in connection with such alterations or otherwise, any invoice therefor will be promptly paid. LESSEE shall not permit any mechanics liens, or similar liens, to remain upon the Leased Premises in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released, removed or bonded without cost to LESSOR, within twenty (20) days after completion of the work giving rise to such lien. LESSEE shall not permit any charges for labor or materials secured by any such liens to remain unpaid for more than thirty (30) days after receiving notice of such charges unless LESSEE protects LESSOR from any such liens by bond or other assurances reasonably satisfactory to LESSOR. Any alterations completed by LESSEE, including, without limitation, window blinds or other window treatment, shall be building standard unless LESSOR expressly agrees otherwise, which agreement shall not be unreasonably withheld or delayed. LESSOR shall have the right at any time to change the arrangement of parking areas, stairs, walkways or other common areas of the Building of which the Leased Premises are a part, provided such changes do not materially interfere with LESSEE's use or access to such areas and facilities.

      Notwithstanding the foregoing, prior to the commencement of the Term hereof; and pursuant to Section 33, LESSOR shall, at its sole cost and expense, deliver the Leased Premises "as is" but nevertheless such that they conform to LESSOR'S standard Building specifications, except that LESSOR specifically agrees that prior to its delivery of the Premises to the LESSEE, LESSOR shall at its sole cost and expense: (i) Repaint the non-laboratory portion of the Premises; and, (ii) create a new entry area with the Premises in accordance with Exhibit C and the Addendum to Exhibit C attached hereto. All laboratory equipment and infrastructure, including but not limited to hoods, vacuum pumps and RODI water system(s), shall be provided and installed by LESSEE at LESSEE's sole cost and expense.

      12. ASSIGNMENT, SUBLETTING. LESSEE covenants and agrees that neither this Lease, nor the estate hereby granted, nor any interest therein will be assigned, mortgaged, pledged, encumbered or otherwise transferred, and that neither the Leased Premises, nor any part thereof, will be encumbered in any manner by reason or by act or omission (where LESSEE has a legal duty to act) of LESSEE, or used or occupied, or permitted to be used or occupied, by anyone other than LESSEE, its servants, agents and employees, or for any use or purpose other than as above stated, or be sublet, without in each case LESSOR's prior written consent, which shall not be unreasonably withheld. Notwithstanding the foregoing, LESSEE shall have the right, without the prior consent of the LESSOR, to assign this Lease and to sublet any portion of the Leased Premises to any person or entity (a) controlling, controlled by, or under common control with LESSEE, (b) acquiring all or substantially all of the assets of the LESSEE, or
(c) with or into which LESSEE merges or consolidates; (the foregoing (a) through (c) collectively referred to as


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"Affiliate Transfers"); provided in each instance (other than in the event of
(c) wherein LESSEE loses its separate legal identity by such merger, in which case the surviving entity shall nevertheless remain fully liable), the LESSEE shall remain at all times directly, primarily and severally liable for the performance of all terms and conditions of this Lease, in conjunction with any other such entity.

      The grounds upon which LESSOR may reasonably withhold its consent are as follows:

      (i) The prospective assignee's or sub-lessee's intended use of the Premises is not substantially similar to the permitted uses set forth in the Lease; or,

      (ii) The nature, character, class and standards of the prospective assignee's or sub-lessee's business will not be consistent with those of other lessees in the Building or will not conform to the mix of other lessees in the Building at that time; or,

      (iii) The financial net worth, and reliability of the prospective assignee or sub-lessee, including any additional written and direct personal or corporate guarantees, is not acceptable to Landlord in its reasonable discretion. The prospective assignee or sub-lessee must produce to LESSOR if available, a verified and current audited financial statement prepared within the then past two years, (or if none has been prepared by said prospective assignee within the then past two years, a CPA certified current financial statement); and such other reasonable documentation as is material in making such a determination; or,

      (iv) The operations of the prospective assignee or sub-lessee will violate any exclusive or other rights given any other lessees in the Building; or,

      (v) The failure of LESSOR's mortgage lender(s) to consent.

      LESSOR, in addition to Annual Base Rent and Additional Rent, shall be entitled to the full amount of any and all sums assessed or collected by LESSEE in whatever form, attributable to the assignment or sublease or other transfer of LESSEE's interest in this Lease or the Leased Premises (except for sums directly attributable to Affiliate Transfers), which exceed said Annual Base Rent or Additional Rent hereunder, (herein, "Rent Mark-Up"), after deduction of LESSEE's reasonable costs and expenses to procure said assignment or sublet, including brokers' fees and commissions, attorneys' fees, and any build-out costs (approved by Landlord in advance, said approval not to be unreasonably withheld or delayed), which costs and expenses shall in no event be deducted from any payments to LESSOR due in the form of Annual Base Rent, Additional Operating Expense Rent, Additional Tax Escalation Rent, or other sums payable to LESSOR under this Lease other than the aforesaid excess amount on assignment or subletting.

      Notwithstanding any LESSOR's consent to any assignment or subletting, as contemplated above, or in any circumstances other than a LESSOR's recapture of the entire premises as contemplated below, LESSEE shall remain primarily liable to LESSOR


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for the payment of all Annual Base Rent and all other Rent hereunder, and for the full performance of the covenants and conditions of this Lease to be performed by LESSEE; and after a default by LESSEE in such payment or performance which continues after any applicable notice and cure period, LESSOR may collect all sums due as Annual Base Rent or other Rent directly from the assignee or subtenant.

      Notwithstanding the foregoing, in the event that LESSEE desires to assign or sublet any portion of the Leased Premises, then LESSOR's Recapture Rights, as defined below, shall apply in each and every instance; provided however, notwithstanding any other provision of this section 12, LESSOR's Recapture Rights shall not apply to an Affiliate Transfer, or with respect to a proposed subletting of less than an aggregate of up to fifty (50%) percent of the Demised Premises to no more than two (2) subtenants.

      LESSOR's Recapture Rights as contemplated herein, shall consist of the following: LESSEE, in each instance where Landlord's Recapture Rights apply, shall notify the LESSOR in writing, stating its intention to assign or sublet and the target date of the proposed sublet (which shall not be less than one hundred twenty (120) days from the date of said notice to LESSOR). LESSOR shall have a period of ninety (90) days from the date it receives such notice to exercise an election to recapture that portion of the Leased Premises to be sublet, (or the entire premises if to be assigned), in LESSOR's sole discretion and without any obligation to so elect, whatsoever, notwithstanding the circumstances, and without prejudice to or waiver of any of LESSOR's rights or LESSEE's continuing obligations hereunder. LESSEE shall provide LESSOR with all material information relative to LESSOR making an informed decision concerning said assignment or sublet, immediately upon LESSOR's request. If LESSOR elects to recapture the Leased Premises (or applicable portion thereof), it shall send written notice thereof to LESSEE; and LESSEE shall be irrevocably bound to surrender and vacate the Leased Premises (or applicable portion thereof) as if the Lease Term had expired on the date set forth in the LESSEE's initial notice to LESSOR; and provided LESSEE vacates and surrenders on said date, without being in default of any provision hereof as of said date, this Lease shall be null and void and without recourse to either party hereto (but for terms and conditions contemplated herein to survive termination of this Lease), with respect to the portion of the Premises recaptured by LESSOR. LESSEE shall not be entitled to any payments, commissions, credits, offsets, or any kind or nature arising from said assignment or sublet, nor shall any individual or entity acting by, through, or under LESSEE be so entitled. Notwithstanding anything herein to the contrary, if LESSOR recaptures a portion of the Leased Premises, Annual Base Rent and Additional Rent shall abate proportionately hereunder. Once an election to recapture is made by LESSOR, LESSEE shall be subject to the penalties for holding over set forth in this Lease, if it fails to vacate and surrender the Leased Premises (or applicable portion thereof) by the date stated in the notice, or if it fails to discharge (or cause its lenders or others with which LESSEE has dealt to discharge) any and all liens or other encumbrances, notices, or restrictions on its leasehold or contractual interest in and to the Leased Premises as of said date. Nothing in this section or paragraph shall require LESSOR to make an election to recapture the Leased Premises (or applicable portion thereof), and nothing in the aforesaid process shall relieve LESSEE of its liability under this Lease should LESSOR elect not to take back the Leased Premises (or applicable portion thereof). Should LESSOR elect not to recapture the Leased Premises, then LESSEE shall have a period of sixty (60) days


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from the date of LESSOR's notice of such election (or if LESSOR delivers no notice of any election, then sixty (60) days from the expiration of LESSOR's ninety (90) day response period) to execute its assignment or sublease agreement and commence the assigned tenancy or subtenancy, without the necessity for any additional notices to LESSOR under this section. New notice by LESSEE to LESSOR shall be required after expiration of said sixty (60) day period. Time is of the essence in all notices and elections made hereunder.

      13. SUBORDINATION. This Lease shall be subject and subordinate to any and all instruments of record, mortgages, and other instruments in the nature of a mortgage, extant or coming into existence at any time hereafter, and LESSEE shall, when requested, promptly within fifteen (15) days of request, execute and deliver such written instruments (on LESSOR's lender's form) as shall be necessary to show the subordination of this Lease to said instruments of record, mortgages, or other such instruments in the nature of a mortgage; LESSOR to use best efforts to obtain a so-called non-disturbance agreement from the holder of any mortgage or lease to which this Lease is to be subordinate. LESSEE acknowledges that an agreement substantially in the form attached hereto as Exhibit G, relative to subordination and non-disturbance, shall satisfy the foregoing requirements.

      14. LESSOR'S ACCESS. LESSOR or agents of LESSOR may at reasonable times and upon advance reasonable notice (except in emergency situations) enter to view the Leased Premises and may remove any signs not approved and affixed as herein provided, and may make repairs and alterations as LESSOR should elect to do (the placement of such not to materially disturb LESSEE's use and occupancy of the Premises) and repairs which LESSEE is required but has failed to do (but only after notice and an opportunity to repair being provided to LESSEE within the applicable cure period under this Lease), and may show the Leased Premises to prospective mortgagees, appraisers, brokers, prospective purchasers, and within eighteen (18) months of the expiration of the Term or on any default beyond applicable notice, grace and cure periods (if any), to other prospective tenants. Additionally, to the extent necessary to service other portions the Premises or the Common Areas or other tenant spaces in the Building; LESSOR may add; relocate; or maintain a chase, pipes, conduits, or ducts, within the Premises provided the aforesaid do not materially interfere with LESSEE's use of the Premises, LESSOR to use reasonable efforts to in connection with the location of any such items to prevent or minimize disturbance to LESSEE'S Premises. Any entry by LESSOR, its agents, employees or independent contractors onto the Premises under this section 14 shall be done in such manner as to minimally interfere with the business conducted thereon by LESSEE, and undertaken with reasonable steps to protect LESSEE's property.

      15. SNOW REMOVAL. LESSOR, at its sole expense, shall keep the walkways, sidewalks, entry ways and parking areas reasonably clear of snow and ice. Notwithstanding the foregoing, however, LESSEE shall hold LESSOR harmless from any and all claims by LESSEE's agents, representatives, employees or business invitees for damage or personal injury resulting in any way from snow or ice on any area serving the


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Building, unless such claims arise from the negligence or willful misconduct of
LESSOR or its agents, employees or independent contractors.

      16. ACCESS AND PARKING. LESSEE shall be granted the right, at current rates (which may be increased from time to time to reflect periodic market increases uniformly imposed as to tenants similarly situated, and upon a minimum twenty (20) days prior notice to LESSEE), to park fourteen (14) cars in the Building's on-site indoor parking lot or facility in single or tandem spaces, or on a valet basis, which LESSOR in its sole discretion shall designate from time to time; nevertheless four (4) of said fourteen spaces to be single spaces. The initial parking rate therefor shall be $ 100.00 per month, per car, (which monthly rate may be increased from time to time to reflect periodic market increases uniformly imposed as to tenants similarly situated and upon a minimum twenty (20) days prior notice to LESSEE). Additionally, LESSEE shall be entitled to fourteen (14) additional parking spaces in the garage (not owned by LESSOR) at 808 Memorial Drive Cambridge, so long as they are available to LESSOR during the Term of this Lease, at an initial parking rate of $90.00 per month, per car, (which monthly rate may be increased from time to time to reflect periodic market increases uniformly imposed (to the degree within the control of LESSEE) as to LESSEE'S tenants similarly situated, and upon a minimum twenty (20) days prior notice to LESSEE or such lesser notice as LESSEE receives from the operator of that facility). Said garage, lot, or facility, as the case may be, plus any stairs, walkways or other means of ingress or egress controlled by the LESSOR shall not in any case be considered extensions of the Leased Premises. LESSEE will not obstruct in any manner any portion of the Building or the walkways or approaches to the Building, and will conform to all reasonable and non-discriminatory rules now or hereafter made by LESSOR for parking, (but which rules shall in no event limit LESSEE's right to its fourteen (14) indoor parking spaces on site), and for the access and egress, security, care, use, or alteration of the Building, its facilities and approaches. LESSEE further warrants that LESSEE will not permit any employee or visitor to violate this or any other covenant or obligation of LESSEE. No vehicles shall be stored or left in any parking area for more than three nights without LESSOR's written approval. Unregistered or disabled vehicles, or storage trailers of any type, may not be parked overnight any time. LESSEE agrees to assume all expense and risk for the towing of any misparked vehicle belonging to LESSEE or LESSEE's agents, employees, business invitees, or callers, at any time. For the purpose of this section the term "space" shall mean general access for one motor vehicle. All vehicles shall be parked and left on the premises at their owners' sole risk and LESSOR shall not be liable for any damages caused to said vehicles while they are parked or left on the premises.

      17. LESSEE'S AND LESSOR'S LIABILITY INSURANCE. LESSEE shall be solely responsible as between LESSOR and LESSEE for deaths or personal injuries to all persons whomsoever caused or occurring in or on the Leased Premises from whatever cause arising, (unless caused by the negligent acts or omissions or willful misconduct of LESSOR or its employees, agents or independent contractors), and damage to property to whomsoever belonging caused or occurring in or on the Leased Premises to the extent


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arising out of the use, control, condition or occupation of the Leased Premises by LESSEE (except to the extent such damage arises out of the negligence or willful misconduct of LESSOR or its employees, agents, or independent contractors); and LESSEE agrees to indemnify and save harmless LESSOR from any and all liability, reasonable expenses, damage, causes of action, suits, claims or judgments caused by any such deaths, personal injuries or damages to property, except to extent caused by the negligence or willful misconduct of LESSOR, its employees, agents or independent contractors. During the Lease Term LESSEE will secure and carry at its own expense a comprehensive general liability policy insuring LESSEE against any claims based on bodily injury (including death) arising out of the condition of the Leased Premises or their use by LESSEE, such policy to insure LESSEE against any claim up to One Million ($1,000,000.00) Dollars for personal injury or damage to property. LESSOR and its lenders (of which LESSEE is given written notice) shall be included in such policy as additional insureds, as their interests may appear, from time to time. LESSEE will promptly file with LESSOR certificates showing that such insurance is in force, and thereafter will file renewal certificates prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be canceled without at least thirty (30) days prior written notice to each insured named therein.

      During the Lease Term LESSOR shall secure and maintain a policy of commercial general liability insurance covering LESSOR on an occurrence basis in an amount not less than $ l,000,000.00 for claims based on bodily injury (including death), personal injury, and property damage relating to the Building and the property on which the Building is located; and a policy of insurance covering the Building and other improvements on the property on which the Building is located for direct risk of physical loss on an occurrence basis, in an amount equal to the replacement cost of the Building and such other improvements (exclusive of tenant improvements owned by such tenants) in at least the minimums required by LESSOR's lenders.

      LESSOR and LESSEE covenant that with respect to any insurance policy required hereunder to be carried by either, such insurance shall provide for the waiver by the insurance carrier of any subrogation rights against the other; where such waiver of subrogation rights does not require the payment of an additional premium or, if an additional premium is required, the other party pays such premium within a reasonable time after written notice thereof if it elects to have the benefits of such protection. Evidence of the existence of the waiver shall be furnished by either party to the other, within a reasonable time from request.

      18. FIRE, CASUALTY, EMINENT DOMAIN. Should a substantial portion of the Leased Premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, LESSOR may elect to terminate this Lease by written notice to LESSEE within ninety (90) days after such damage occurs, provided LESSOR terminates the leases for other tenants in the Building, similarly affected by such damage. When such fire, casualty, or taking renders the Leased Premises substantially unsuitable for their intended use and no termination has been elected by


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LESSOR, a just and proportionate abatement of Annual Base Rent and Additional
Rent shall be made from the date of such damage until repairs have been substantially completed, and LESSEE may elect to terminate this Lease if: (a) LESSOR fails to give written notice within ninety (90) days of intention to restore Leased Premises, or (b) LESSOR fails to restore the Leased Premises to a condition substantially suitable for their intended use within one hundred eighty (180) days of said fire, casualty or taking. LESSOR reserves all rights for all damages or injury to the Leased Premises for any taking by eminent domain; except for damage to LESSEE's moveable fixtures, property or equipment, or moving expenses, which are specifically allocated to LESSEE by the taking authority or arbitrators. Any termination timely and properly elected by LESSOR or LESSEE as set forth above shall render this Lease null and void and without recourse as to either party as if the Lease had terminated as of the end of the Term.

      19. BROKERAGE. LESSEE and LESSOR each warrants and represents to the other that they have dealt with no broker or third person with respect to this Lease or the Leased Premises or Building entitled to a commission as a result of this Lease other than The Abbey Corp whose fee shall be paid by LESSOR; and LESSOR and LESSEE each agree to indemnify and hold harmless the other from any fees, expenses, or damages arising from breach of the above warranty.

      20. SIGNS. LESSEE shall have the right to have its name included on any central directory maintained by LESSOR listing the Building's other tenants. LESSOR authorizes LESSEE, if desired, to display one sign (which may bear LESSEE's logo) on LESSEE's office entrance door consistent with similar signs of other tenants. LESSEE shall obtain the written consent of LESSOR before erecting any sign on the Leased Premises, which consent may be conditioned on compliance with LESSOR's requests as to size, wording, and location of such signs, but which shall not be unreasonably withheld or delayed.

      21. DEFAULT, BANKRUPTCY AND ACCELERATION OF RENT. In the event that: (a) LESSEE shall default in the payment of the security deposit or any installment of Annual Base Rent or any Additional Operating Expense Rent or Additional Tax Escalation Rent or other Rent or other payments due LESSOR hereunder, and such default shall continue for ten (10) days after written notice thereof; or (b) LESSEE shall default in the observance or performance of any other of LESSEE's covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof, or such longer period as is necessary to effectuate a cure provided LESSEE promptly proceeds to cure and diligently pursues such resolution to completion, but not longer than ninety (90) days; (c) LESSEE shall be declared bankrupt or insolvent according to law, or if any voluntary or involuntary petition for bankruptcy is filed against LESSEE and not discharged within 60 days from filing; or if any assignment shall be made of LESSEE's property for the benefit of creditors; then, while such default continues, and without demand or further notice, LESSOR shall have the right to re-enter and take complete possession of the Leased Premises, to declare the term of this Lease ended, and to remove LESSEE's effects, without being guilty of any manner of trespass and without prejudice to any remedies which might be otherwise used


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for arrears of rent or other default or breach of covenant. LESSEE shall indemnify LESSOR against all loss of Annual Base Rent, Additional Operating Expense Rent, and Additional Tax Escalation Rent and all other payments which LESSOR may incur by reason of such termination during the remainder of the Lease Term, it being expressly understood that LESSOR shall use reasonable efforts to relet the Leased Premises and collect all rents from such reletting. If LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE's part to be observed or performed under or by virtue of any one of the provisions in any section of this Lease, LESSOR, without being under any obligation to do so and without thereby waiving such default, may after notice to LESSEE and the expiration of any applicable cure period, remedy same for the account and at the expense of LESSEE (including but not limited to application of any or all of the Security Deposit held by LESSOR in accordance with section 5 of this Lease). If LESSOR pays or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of fifteen percent per annum and costs, shall be paid to LESSOR by LESSEE as additional rent. Upon default of this Lease by LESSEE, and because the payment of Rent in monthly installments is for the sole convenience of LESSEE, the entire balance of Rent which would accrue hereunder shall at the option of LESSOR become immediately due and payable. LESSOR hereby acknowledges its obligation to mitigate its damages in the event of a default by LESSEE. Notwithstanding the foregoing, LESSEE agrees to pay reasonable attorney's fees incurred by LESSOR in enforcing any or all obligations of LESSEE under this Lease at any time.

      22. NOTICE. Any notice from LESSOR to LESSEE relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if left at the Leased Premises addressed to LESSEE, or if sent to the Leased Premises by certified mail, return receipt requested, postage prepaid, addressed to LESSEE, Attention Don Reitano. Any notice from LESSEE to LESSOR relating to the Leased Premises or to the occupancy thereof shall be deemed duly served if delivered to LESSOR by certified mail, return receipt requested, postage prepaid, addressed to: The Abbey Corp., 575 Boylston Street, Boston, Massachusetts 02116 or at LESSOR's last address designated by written notice to LESSEE. Notices, consents, or requests shall be in writing and shall be deemed given at the earlier of the date of actual delivery or if by certified mail, three (3) business days after posting with the U.S. Postal Service. Time is of the essence in delivery of any notice, and the performance of any obligations relating thereto.

      23. OCCUPANCY. In the event that LESSEE remains on the Premises after the agreed termination date of this Lease without the written permission of LESSOR, then all other terms of this Lease shall continue to apply, except that LESSEE shall be liable to LESSOR for any loss, damages or expenses incurred by LESSOR, and all Annual Base Rent and other Rent shall be due in full monthly installments at a rate of three hundred (300%) percent of that which would otherwise be due under this lease, it being


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understood between the parties that such extended occupancy as a tenant at sufferance is solely for the benefit and convenience of LESSEE.

      24. RULES AND REGULATIONS. LESSEE and LESSEE's servants, employees, agents, invitees and licensees shall observe faithfully and comply strictly with such reasonable and non-discriminatory rules and regulations governing the use of the Building and site and all common areas as LESSOR may from time to time, adopt, provided LESSEE receives reasonable advance notice of such rules and regulations and such rules and regulations do not conflict with the express provisions of this Lease or unreasonably interfere with LESSEE's use of the Leased Premises for its permitted purposes hereunder.

      25. OUTSIDE AREA. No goods or things of any type or description shall be held or stored outside the Leased Premises at any time without the express written approval of LESSOR, except bicycles which shall be stored only in the bicycle rack to be provided by LESSOR.

      26. ENVIRONMENT. LESSEE will so conduct and operate the Leased Premises as not to interfere in any way with the use and enjoyment of other portions of the same or neighboring buildings by others, by reason of offensive odors, smells, noise, accumulation of garbage or trash, vermin or other pests or otherwise and will, at its expense, employ a professional pest control service if necessary as a result of LESSEE's operations. LESSEE agrees to maintain efficient and effective device for preventing damage to heating equipment from harmful solvents, degreasers, cutting oils, and the like, which may be used within the Leased Premises. No hazardous wastes, radioactive materials or chemical or harmful biological agents or materials of any sort shall be stored or allowed to remain within the Leased Premises at any time, except after written notice to LESSOR, with LESSEE providing a general list of all such substances inclusive of approximate quantities and "MSDS" sheets; LESSEE to comply at all times with all applicable federal, state, and local laws, ordinances, regulations and administrative orders governing the use, handling, storage, transportation and disposal of all such materials, as well as LESSOR's rules and regulations governing the handling, storage, transportation and disposal of all such materials within the Building and Common Areas, said LESSOR's rules and regulations to be administered in a uniform and non-discriminatory manner as to all tenants similarly situated, provided that Lessee receives reasonable advance notice of such rules and regulations, and if such rules and regulations conflict with the express provisions of this Lease the express provisions of this Lease shall govern. Such rules and regulations shall not unreasonably materially interfere with LESSEE's use of the Premises for its permitted uses hereunder.

      Prior to vacating the Leased Premises at the end of the Term (or any applicable extension), or sooner in the event of a default hereunder, LESSEE at its sole cost and expense shall provide LESSOR with an environmental audit by a qualified environmental engineering firm satisfactory to LESSOR. The aforesaid environmental audits shall duly recognize the substances and materials used by the LESSEE in its laboratory and office


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                                                                              20
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operations on the Leased Premises during the Lease Term, (the "Known
Substances"), and shall confirm to LESSOR's reasonable satisfaction that the Leased Premises are free from any and all contaminants, pollutants, radioactive materials, hazardous wastes or materials, bacteriological agents or organisms which would render the Leased Premises in violation of G.L. c. 21E, CERCLA, or SARA, or any regulations of the NRC, as they may be amended, or supplemented by administrative regulations, from time to time; arising from and based on the Known Substances. LESSEE shall be responsible to LESSOR (and any Lenders to the Building) for any and all environmental hazards or conditions which preclude or condition the foregoing confirmation due from LESSEE as contemplated above, to the extent said hazards or conditions are reasonably attributable to the Known Substances and LESSEE's activities and use of their space.

      27. RESPONSIBILITY. Other than as expressly provided herein, LESSOR shall not be held liable to anyone for loss or damage caused in any way by the use, leakage or escape of water or for cessation of any service rendered customarily to said Leased Premises or buildings or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, to labor difficulties, weather conditions, or mechanical breakdowns, to trouble or scarcity in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR's reasonable immediate control, except to the extent such loss or damage is caused by the negligence or willful misconduct of LESSOR or its agents, employees, or independent contractors.

      28. SURRENDER. LESSEE shall at the expiration or other termination of this Lease remove all of LESSEE's personal property, goods and effects from the Leased Premises. LESSEE shall deliver to LESSOR the Leased Premises and all keys, locks, thereto, and other fixtures and equipment connected therewith (excluding LESSEE's trade fixtures and equipment) and all alterations, additions and improvements made to or upon the Leased Premises, including but not limited to any plumbing and plumbing fixtures, air conditioning equipment and ductwork of any type, hoods, exhaust fans or heaters, water coolers, burglar alarms, telephone wiring, telephone equipment, wooden or metal shelving which has been bolted, welded or otherwise attached to any concrete or steel member of the Building, compressors, air or gas distribution piping, and all electrical work, including but not limited to lighting fixtures of any type, wiring, conduit, EMT, distribution panels, bus ducts, raceways, outlets and disconnects.. Notwithstanding any contrary provision of this Lease, at the end of the Lease Term, and absent any default, LESSEE shall have the right to remove from the Leased Premises its trade fixtures and personal property and any fixtures, alterations, additions and improvements installed by LESSEE or at LESSEE's cost and expense subsequent to the Commencement Date, including without limitation the fixtures and equipment listed on Exhibit F hereto, provided that LESSEE shall repair any damage to the Leased Premises caused thereby. LESSEE shall deliver the Leased Premises in as good conditions as existed on the Commencement Date, reasonable wear and tear and damage by fire, eminent domain, or other casualty only excepted. In the event of LESSEE's failure to remove any of LESSEE's property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto and


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                                                                              21
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at the sole risk of LESSEE to remove and store any such property at LESSEE's expense, or to retain same under LESSOR'S control or to sell at public or private sale, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property which shall be conclusively deemed to have been abandoned.

      29. QUIET ENJOYMENT. So long as LESSEE keeps, observes and performs each of the terms herein contained on the part of LESSEE to be kept, observed and performed, LESSEE shall quietly enjoy the Leased Premises without hindrance or molestation by LESSOR, or any party claiming any interest in the Building under or through the LESSOR.

      30. LESSOR'S SERVICES. LESSOR will provide elevator facilities serving the Leased Premises at all times, subject to reasonable security regulations for use at times other than Normal Business Hours. LESSOR shall, at LESSOR's expense, furnish LESSEE such cleaning service as is described in Exhibit E hereto. Except as set forth on Exhibit E, LESSOR shall not be responsible for cleaning LESSEE's research laboratories.

      31. GENERAL. The invalidity or unenforceability of any provision of this Lease shall not affect or render invalid or unenforceable any other provision hereof. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that LESSOR shall be liable only for obligations during LESSOR's ownership of the Building or landlord' interest under this Lease. occurring as of the beginning of the term of this lease, or thereafter while LESSOR of the entire Property. The obligations of LESSOR shall not be binding upon any director, officer, shareholder, partner, trustee or beneficiary of LESSOR. Notwithstanding the definition herein of "Commencement Date", "Termination Date", or "Term", or LESSOR's obligations to deliver the Premises, this Lease shall be binding and enforceable as against the parties hereto as of the date of its execution.

      32. WAIVERS, ETC. No consent or waiver, express or implied, by LESSOR or LESSEE, to or of any other breach of the other party of any covenant, condition or duty of that party shall be construed as a consent or waiver to or of any other breach of the same or any other covenant, condition or duty. If LESSEE is several persons or a partnership, LESSEE's obligations are joint or partnership and also several. Unless repugnant to the context, "LESSOR" and "LESSEE" mean the person or persons, natural or corporate, named above as LESSOR and as LESSEE respectively, and their respective heirs, executors, administrators, successors and assigns.

      33. LESSOR'S OBLIGATION TO DELIVER LEASED PREMISES. The Leased Premises shall be delivered in an "as is" condition without representation or warranty as to the suitability of the Leased Premises for LESSEE's particular uses and activities (but for the representations and warranties set forth in paragraphs 6 and 8 hereof); except that the LESSOR, at LESSOR's expense, shall: (i) Repaint the non-


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                                                                              22
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laboratory portion of the Premises; and, (ii) create a new entry area with the
Premises in accordance with Exhibit C and the Addendum to Exhibit C attached hereto. Any specialized construction required to satisfy LESSEE's laboratory needs shall be LESSEE's sole responsibility. LESSOR's obligations to complete as stated above shall be extended on a day to day basis by its inability to complete due to governmental restrictions; strikes; lockouts; shortage or labor or materials; civil commotion; extreme weather or environmental conditions; or acts of God.

      LESSOR shall complete LESSOR's Work in a good and workmanlike manner, in compliance with applicable laws, codes, ordinances and regulations. The Premises shall be delivered substantially complete but for commonly accepted "punchlist items", which shall be in the process of being completed (or which need to be completed at the end of all the Work).

      LESSEE shall pay its pro rata share of Annual Base Rent and Additional Rent for any portion of the initial calendar month in which LESSOR makes delivery of the Leased Premises, on delivery, as contemplated in section 2 hereof.

      34. ESTOPPEL CERTIFICATE. Upon not less than fifteen days prior written request by LESSOR, LESSEE shall execute, acknowledge and deliver to LESSOR a statement in writing certifying if true that this Lease is unmodified and in full force and effect and that LESSEE has at the time of such statement no defenses, offsets or counterclaims against its obligations to pay Annual Base Rent and Additional Operating Expense Rent and Additional Tax Escalation Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Annual Base Rent and any Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgagee or the LESSOR.

      35. PRIOR NOTICE AS TO ADJACENT SPACE. LESSEE, provided it is not then in default hereunder, beyond any applicable notice and cure periods, shall be provided at least fifteen (15) days written notice prior to LESSOR's remarketing of the space adjacent to the Leased Premises hereunder on the fourth floor of the Building; subject to any existing exclusive rights to said space conferred on any other lessees in the Building. During said fifteen day period, LESSOR shall entertain offers from and negotiate in good faith with LESSEE as to the market terms and conditions of any prospective occupancy of said adjacent space by LESSEE. Once said fifteen (15) day period has lapsed, LESSOR shall be free to actively market and negotiate with any party and, if discussions were initiated by LESSEE within said fifteen (15) day period, shall also negotiate with LESSEE in good faith as to said space. Notwithstanding the foregoing, LESSOR shall not be bound to consummate any transaction for said space with LESSEE.


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                                                                              23
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space adjacent to the Leased Premises hereunder on the fourth floor of the
Building; subject to any existing exclusive rights to said space conferred on any other lessees in the Building. During said fifteen day period. LESSOR shall entertain offers from and negotiate in good faith with LESSEE as to the market terms and conditions of any prospective occupancy of said adjacent space by LESSEE. Once said fifteen (15) day period has lapsed, LESSOR shall be free to actively market and negotiate with any party and, if discussions were initiated by LESSEE within said fifteen (15) day period, shall also negotiate with LESSEE in good faith as to said space. Notwithstanding the foregoing, LESSOR shall not be bound to consummate any transaction for said space with LESSEE.

      36. GOVERNING LAW. This Lease constitutes the full and complete agreement between the LESSOR and LESSEE and shall be construed under and according to the laws of the Commonwealth of Mass. Any provision of this Lease which is deemed void or unenforceable shall not invalidate or render void or unenforceable the entire Lease. This Lease may only be modified by instrument in writing signed by both parties hereto (or their permitted successors and assigns).

      IN WITNESS WHEREOF, LESSOR AND LESSEE have hereunto set their hands and seals.


                                     LESSOR

                                     RIVERTECH ASSOCIATES, LLC


                                     By: /s/ Robert Epstein
                                         ---------------------------------
                                         Robert Epstein, Member/Manager


LESSEE

NEOGENESIS DRUG DISCOVERY, INC.


By: /s/ Allen H. Michels
    ------------------------
its duly authorized


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                                                                              24
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                         CLERK'S/SECRETARY'S CERTIFICATE

      The undersigned hereby certifies (1) that the undersigned is the duly elected Clerk/Secretary of the corporation executing this Lease, (2) that the LESSEE's Board of Directors has duly decided as required by law and the LESSEE's governing documents that the LESSEE shall enter into this Lease and has duly empowered the person who executed this Lease to do so in the name of and on behalf of the LESSEE and (3) that the LESSEE's execution and performance of this Lease is consistent with and does not contravene or violate either of the law or the governing documents under which LESSEE is organized and operated or any agreement to which LESSEE is a party.


                                                      /s/ Allen H. Michels
                                                      ------------------------
                                                                       , Clerk


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                                                                              25
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[GRAPHIC]

                                                     EXHIBIT "A"

                                                     LEASE PLAN

                                                     Riverside Technology Center
                                                     840 Memorial Drive
                                                     Cambridge, MA

North

Scale 1" = 16'-0"
                                                FLOOR FOUR:



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                                    EXHIBIT B
                                OPERATING EXPENSE

                               Calendar Year 1996

HEAT                                                                     $24,935

WATER & SEWER                                                             13,302

ELEVATOR MAINT                                                            12,064

PARKING/CAFE EXPENSE                                                      11,563

RUBBISH REMOVAL                                                           15,967

INSURANCE                                                                 25,302

GROUNDS CARE                                                               9,088

LEGAL/ACCT/ADMIN                                                           4,216

JANITORIAL SERVICES                                                       77,403

GENERAL MAINTENANCE                                                       76,060

HVAC MAINTENANCE                                                          16,422

LIFE SAFTEY SYSTEMS                                                        3,787

MANAGEMENT (A)                                                           226,020
                                                                        --------
                                                             Total      $516,129
                                                                        ========

(A) 5% of income; but not less than this amount.



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[GRAPHIC]

                                                     EXHIBIT "C"

                                                     Riverside Technology Center
                                                     840 Memorial Drive
                                                     Cambridge, MA

North

Scale 1" = 16'-0"

                                                  FLOOR FOUR:



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NEOGENESIS, INC.

SCOPE OF WORK
FLOOR FOUR
RIVERSIDE TECHNOLOGY CENTER
SEPTEMBER, 1997

ADDENDA TO EXHIBIT "C"

--------------------------------------------------------------------------------

ENTRANCE AND LOBBY

Demolition as required to install new entry door as indicated on the plan. Entrance will consist of 3' wide glass door with 4'wide glass panel to be located in existing angled wall. The existing storage room will be removed and incorporated into the reception area. A new gwb wall with glass insert will be constructed at the rear of the new reception area along with a suspended soffit. At the Tenant's request, the new reception area will not be recarpeted.

As the Tenant is planning to make plan adjustments to the space, the Landlord will provide finish coat only of paint in Tenant's choice of color to those areas indicated in the accompanying plan. This work will be done after Tenant's construction to these areas have been completed.

ELECTRICAL

A new transformer will be installed along with a separate 100 Amp 3 wire 208v panel and submeter dedicated to the Tenant's use. The Tenant will have access to the available emergency power in the existing emergency power panel located in the fourth floor electrical room.

No other work will be done by the Landlord.


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                                    EXHIBIT D

[ISSUING BANK LETTERHEAD]

STANDBY LETTER OF CREDIT NUMBER: [INSERT #1]   DATE: [INSERT DATE]

BENEFICIARY                                              APPLICANT
***********                                              *********

Rivertech Associates, LLC                            [INSERT APPLICANT'S
C/O The Abbey Group                                      NAME AND
575 Boylston Street                                          ADDRESS]
Boston, MA 02116

Gentlemen:

At the request and on the instructions of [INSERT TENANT NAME], we hereby issue our Irrevocable Letter of Credit in your favor in an amount not to exceed in the aggregate USD [INSERT AMOUNT] available by your draft(s) drawn at sight on [INSERT BANK NAME] when accompanied by the following:

      (1)   The original of this Letter of Credit and amendment(s) if any.

      (2) A statement, on the letterhead of and purportedly signed by an authorized officer of the Beneficiary, dated the same date as the draft, exactly in the format of the attached Exhibit A.

This Letter of Credit, including the attached EXHIBIT A (which form an integral part of the Credit), sets forth in full the terms of our undertaking and such undertaking shall not in any way be modified, amended or amplified by reference to any document, instrument or agreement referred to herein or in which this Letter of Credit is referred to or which this Letter of Credit relates, and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

It is a condition of this Letter of Credit that it shall be automatically extended, without amendment, for an additional period of one (1) year from the present or any further expiration date, unless forty five (45) days prior to such date, we notify you in writing by overnight courier service that we elect not to renew this Letter of Credit for any such additional period. The FINAL EXPIRY DATE is [INSERT FINAL EXPIRATION DATE]. Our notice of non renewal will be sent to the Beneficiary, at the address given in this Letter of


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Credit, unless we are otherwise notified by the Beneficiary, in writing via registered mail, return receipt requested, of a change of address.

[ISSUING BANK LETTERHEAD]

Drafts drawn hereunder must be marked: "Drawn under [INSERT ISSUING BANK NAME] Irrevocable Letter of Credit Number [INSERT NUMBER] dated [INSERT DATE].

We engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored upon delivery of documents to us at [INSERT PRESENTATION LOCATION] if presented on or before the close of business on [INSERT INITIAL EXPIRATION DATE] or any automatically extended date.

Except so far as otherwise expressly stated herein, this Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1983 Revision) International Chamber of Commerce, Publication No: 400.

Very truly yours,


------------------------------------        ------------------------------------
Authorized Signature                        Authorized Signature


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                                                       [ISSUING BANK LETTERHEAD]

LETTER OF CREDIT NUMBER [INSERT #]                      DATE: [INSERT DATE]


                                    Exhibit A

"Date: [INSERT DATE]

      I, [INSERT MANAGER'S NAME], Manager of the Rivertech Associates, LLC, hereby certify that the amount of our draft represents funds due us from [INSERT TENANT NAME] pursuant to an uncured event of default by [INSERT TENANT NAME] under a lease between [INSERT TENANT NAME] and Rivertech Associates, LLC for the property at 840 Memorial Drive dated [INSERT LEASE DATE]."

                                                               Very truly yours,

                                                            --------------------
                                                            Authorized Signature


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                                    EXHIBIT E
                           RIVERSIDE TECHNOLOGY CENTER
                        840 MEMORIAL DRIVE, CAMBRIDGE, MA

A.    General Cleaning Non Laboratory Areas (Monday through Friday)

      1. All non-laboratory wood, linoleum, vinyl-composition, vinyl and other vinyl and other similar types of floors to be swept daily using dust-down preparation, dry mopped or spray buff in all main traffic areas; all carpeting and rugs in the main traffic areas to be vacuumed daily and all other carpeted areas to be vacuumed at least once a week.

      2. Hand dust all office furniture, files and fixtures weekly.

      3. Empty all non-laboratory waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to designated area.

      4. Empty all ash trays nightly.

      5. Wash and clean all water fountains and coolers nightly. Non-laboratory sinks and floors adjacent to sinks to be washed as needed.

      6. Hand dust all door and other ventilating louvers within reach, as necessary, but not less often than monthly.

      7. Dust all telephones as necessary.

      8. Keep lockers and slop sink rooms in a neat, orderly condition at all times.

      9. Wipe clean all bright metal work as necessary.

      10. Check all stairwells throughout entire building nightly and keep in clean condition.

      11. Metal doors and trim all public elevator cars to be properly maintained and kept clean.

B.    Lavatories

      1. Sweep and wash all lavatory floors nightly, using proper disinfectants.

      2. Clean all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly. Scour, wash and disinfect all basins, bowls and urinals using disinfectants.

      3. Wash all toilet seats nightly.


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      4. Fill toilet tissue holders nightly.

      5. Empty paper towel receptacles nightly.

      6. Empty sanitary disposal receptacles nightly.

      7. Thoroughly clean all wall tile and stall surfaces as necessary.

C.    High Dusting

      Do all high dusting (not reached in nightly cleaning) quarterly which includes the following:

      1. Dust all pictures, frames, charts, graphs, and similar wall hangings.

      2. Dust exposed pipes, ventilation and air conditioning louvers, ducts and high moldings.

D.    Window Cleaning

      1. All exterior windows from the third floor to the roof to be cleaned inside and outside semi annual except when cleaning is rendered impracticable by inclement weather.

      2. Entrance doors and elevator lobby glass to be cleaned daily and kept in a clean condition during the day.

      3. Wipe down all metal window frames as necessary but not less often than monthly.

E.    Building Lobbies

      1. Carpeting to be vacuumed nightly.

      2. Carpeting in passenger elevator cabs to be vacuum cleaned nightly.

      3. Floors in service cars to be cleaned as necessary.

      4. Clean all unpainted metal work in a manner appropriate to original finish.


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                                    EXHIBIT F

There are no fixtures or equipment currently installed as part of Landlord's build-out which are applicable to section 28 of the Lease, and thus none are scheduled hereon.



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form

                         SUBORDINATION, NONDISTURBANCE
                            AND ATTORNMENT AGREEMENT

      THIS SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT (this "Agreement") is entered into as of _____________________________ (the "Effective Date"), between _________________________________________________ a ___________
corporation having an office at _________________________________ ("LENDER"), and ________________ the a ___________ corporation having an office at _______________________ ,tenant under a certain lease dated
_____________________________________________ ("TENANT").

WITNESSETH:

      WHEREAS, LANDLORD owns the real property located at __________________, Massachusetts (such real property, including all buildings, improvements, structures and fixtures located thereon, "LANDLORD'S PREMISES"), as more particularly described in Exhibit A attached hereto:

      WHEREAS, Lender has made or is about to make a certain loan to Landlord (the "Loan");

      WHEREAS, to secure the Loan, Landlord has encumbered or intends to encumber Landlord's Premises by (a) that certain Mortgage and Security Agreement dated as of ___________, in favor of Lender (as amended, increased, renewed, extended, spread, consolidated, severed, restated or otherwise modified from time to time, the "MORTGAGE") to be recorded in the Suffolk Registry Of Deeds (the "LAND RECORDS"), and (b) that certain Assignment of Leases and Rents dated as of ___________, in favor of Lender (as amended, renewed, extended, consolidated, restated or otherwise modified from time to time, the "ASSIGNMENT OF RENTS") to be recorded in the Land Records;

      WHEREAS, pursuant to a certain agreement of lease as stated above, (the "LEASE"), Landlord demised to Tenant a portion of Landlord's Premises as set forth in said Lease, ("TENANT'S PREMISES");

      WHEREAS, Tenant and Lender desire to agree upon the relative priorities of their interests in Landlord's Premises and their rights and obligations upon the occurrence of certain events;

      NOW, THEREFORE in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Agreement by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby


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conclusively acknowledged, and intending to be legally bound hereby, Tenant and
Lender hereby agree as follows:

      1. DEFINITIONS. The following terms shall have the following meanings for purposes of this Agreement:

      (a) "FORMER LANDLORD" means Landlord and any other Person that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement

      (b) "LOAN DOCUMENTS" means the Mortgage, the Assignment of Rents and any other promissory note, instrument to secure debt, deed of trust, mortgage, collateral mortgage, pledge, security deed, security agreement, guaranty, assignment of leases or rents or other document, agreement or instrument now or hereafter given to evidence, further secure or guarantee the payment and performance of any of Landlord's obligations in respect of the Loan.

      (c) "OFFSET RIGHT" means any right or alleged right of Tenant to any offset, defense (other than one arising from actual payment and performance, which payment and performance would bind a Successor Landlord (defined below) pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent (defined below) or performance of Tenant's other obligations under the Lease, arising (whether under the Lease or other applicable law) from Landlord's breach or default under the Lease.

      (d) "PERSON" means an individual, corporation, limited liability company, partnership, joint venture, trust (including any beneficiary thereof), unincorporated association, government, governmental authority, or other form of legal or business entity.

      (e) "REMEDY EVENT" means (i) a foreclosure sale under the Mortgage, (ii) a sale pursuant to power of sale under the Mortgage, (iii) any other exercise by Lender of rights and remedies (whether under the Mortgage, any other Loan Document or under applicable law, including bankruptcy and similar laws) as holder of the Loan and/or the Mortgage, as a result of which Successor Landlord acquires title to Landlord's Premises, or (iv) delivery by Landlord to Lender (or its designee or nominee) of a deed or other conveyance of Landlord's interest in Landlord's Premises in lieu of any of the foregoing.

      (f) "RENT" means all rents, issues, profits, royalties, use and occupancy charges, income and other benefits now or hereafter payable by Tenant in respect of any portion of Landlord's Premises or the use or occupancy thereof (including any payments made pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar


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proceedings, or any assignment for the benefit of creditors, in respect of
Tenant) and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto.

      (g) "SUCCESSOR LANDLORD" means any Person that acquires title to Landlord's Premises as the result of a Remedy Event or any successor or assignee of any such Person.

      (h) "TERMINATION RIGHT" means any right of Tenant to cancel or terminate the Lease or claim a partial or total eviction in respect thereof.

      2. SUBORDINATION. The Lease shall be, and shall at all tithes remain, subject and subordinate in each and every respect to the Mortgage, the lien and security interests imposed by the Mortgage, and all advances made under the Mortgage and the other Loan Documents.

      3. NONDISTURBANCE. RECOGNITION AND ATTORNMENT.

      (a) NO EXERCISE OF MORTGAGE REMEDIES AGAINST TENANT. So long as Tenant is not in default (i) in the performance of Tenant's obligations hereunder beyond five (5) days after Tenant's receipt of written notice of such default, or (ii) in the performance of Tenant's obligations under the Lease beyond applicable cure periods, Lender shall recognize Tenant's rights under the Lease, and shall not name or join Tenant as a party defendant in any foreclosure or other proceedings for enforcement of the Mortgage (unless required by applicable law), nor shall the Lease be terminated by Lender in connection with, or by reason of, foreclosure, exercise of power of sale or other proceedings for enforcement of the Mortgage (whether or not Lender is required by law to name Tenant as a party defendant), or by reason of a transfer of Landlord's Premises pursuant to the taking of a deed or assignment in lieu of foreclosure or similar device.

      (b) NONDISTURBANCE AND ATTORNMENT. When Successor Landlord takes title to Landlord's Premises: (i) Successor Landlord shall not terminate or disturb Tenant's possession of Tenant's Premises under the Lease, except in accordance with the terms of the Lease and this Agreement, (ii) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease, other than any asbestos, environmental, or hazardous substances indemnifications, rights of first offer, expansion options or purchase options (except as expressly provided in this agreement), (iii) Tenant shall recognize and attorn to Successor Landlord as Tenant's direct landlord under the Lease as affected by this Agreement, and (iv) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms, (except as expressly provided in this Agreement), between Successor Landlord and Tenant.

      (c) FURTHER DOCUMENTATION. The provisions of this Section 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents or instruments. Tenant and Successor Landlord shall, however,


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confirm the provisions of this Section 3 in writing upon request by either of them.

      4. PROTECTION OF SUCCESSOR LANDLORD. Notwithstanding anything to the contrary set forth in the Lease or the Mortgage, Successor Landlord shall not be liable for, or bound by, any of the following matters:

      (a) CLAIMS AGAINST FORMER LANDLORD. Any Offset Right that Tenant may have against any Former Landlord relating to any event or occurrence before the date Successor Landlord acquired title to Landlord's Premises, including any claim for damages of any kind whatsoever as the result of any breach by Former Landlord that occurred before such date;

      (b) PREPAYMENTS. Any payment of more than one month's Rent to any Former Landlord other than, and only to the extent that, the Lease expressly required such a prepayment;

      (c) PAYMENT: SECURITY DEPOSIT. Any obligation (i) to pay Tenant any sum(s) that any Former Landlord owed to or on behalf of Tenant, or (ii) with respect to any security deposited with any Former Landlord, unless such security was actually delivered to Lender;

      (d) MODIFICATION. AMENDMENT OR WAIVER. Any modification or amendment of the Lease, or any waiver of any terms or provisions of the Lease other than as permitted under the Mortgage or other Loan Documents, or made without Lender's prior written consent;

      (e) SURRENDER, ETC. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease; or

      (f) IMPROVEMENT WORK. Any obligation to make, pay for, or reimburse Tenant for, any alterations, demolition, or other improvements made or work performed at Landlord's Premises, including Tenant's Premises.

      5. EXCULPATION OF SUCCESSOR LANDLORD. Notwithstanding anything to the contrary set forth in this Agreement or the Lease, Successor Landlord shall have no obligation or liability hereunder or under the Lease beyond Successor Landlord's then interest, if any, in Landlord's Premises, and Tenant shall look exclusively to such interest of Successor Landlord, if any, in Landlord's Premises for the payment and discharge of any obligations imposed upon Successor Landlord hereunder or under the Lease and Successor Landlord is hereby expressly released and relieved of any other liability hereunder and under the Lease. If Tenant obtains any judgment against Successor Landlord with respect to this Agreement, the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to the interest of Successor Landlord,


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if any, in Landlord's Premises to collect such judgment and Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Without limiting the generality of the foregoing, upon any attornment pursuant to this Agreement, the Lease shall be deemed to have been automatically amended to incorporate the provisions of this Section 5.

      6. LENDER'S RIGHT TO CURE.

      (a) NOTICE TO LENDER. Notwithstanding anything to the contrary set forth in the Lease or this Agreement, before exercising any Termination Right or Offset Right, Tenant shall provide Lender with notice of the breach or default by Landlord giving rise to the same (such notice, the "Default Notice") and, thereafter, the opportunity to cure such breach or default as provided for below.

      (b) LENDER'S CURE PERIOD. After Lender receives a Default Notice, Lender shall have a period of fifteen (15) days beyond the time available to Landlord under the Lease in which to cure the breach or default by Landlord (such period, "Lender's Cure Period"). Lender shall have no obligation to cure (and shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Lender undertakes otherwise in writing (subject to the provisions of subsection 6(c) below).

      (c) EXTENDED CURE PERIOD. As to any breach or default by Landlord the cure of which cannot practically be effected without possession and control of Landlord's Premises, provided that Lender undertakes to Tenant by written notice to Tenant prior to the expiration of Lender's Cure Period to exercise reasonable efforts to cure such breach or default, Lender's Cure Period shall continue for such additional time (the "EXTENDED CURE PERIOD") as Lender may reasonably require to either (i) obtain possession and control of Landlord's Premises and thereafter cure the breach or default with reasonable diligence and continuity, or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the breach or default. 1f after delivering the notice to Tenant referred to in this subsection 6(c), Lender fails for reasons beyond its control to cure the breach or default that it undertook to remedy within the Extended Cure Period, Lender shall have no liability of any kind hereunder or under such notice for such failure and Tenant's sole right against Lender in respect of such failure shall be limited to the exercise of its right to terminate the Lease or claim a total or partial eviction (to the extent such remedies are available under the terms of the Lease) as if such notice had never been delivered.

      7. REPRESENTATIONS.

      (a) TENANT REPRESENTATIONS. Tenant hereby represents and warrants that all representations and warranties made by Tenant in that certain Tenant Estoppel Certificate dated contemporaneously herewith (the "TENANT ESTOPPEL CERTIFICATE") are true and complete in all respects and not misleading, and all such representations and warranties are


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incorporated herein by this reference to the same extent as if fully set forth herein at length. Tenant, and the undersigned representative of Tenant, has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.

      (b) LENDER REPRESENTATIONS. Lender represents that Lender has full authority to enter into this Agreement, and the Lender's entry into this Agreement has been duly authorized by all necessary actions.

      8. RENT PAYMENT NOTICE. From and after Tenant's receipt of written notice from Lender (a "RENT PAYMENT NOTICE"), Tenant shall pay all Rent to Lender or as Lender shall direct in writing, until such time as Lender directs otherwise in writing. Tenant shall comply with any Rent Payment Notice notwithstanding any contrary instruction, direction or assertion from Landlord. Lender's delivery to Tenant of a Rent Payment Notice, or Tenant's compliance therewith, shall not be deemed to (a) cause Lender to succeed to or to assume any obligations or responsibilities as Landlord or Successor Landlord under the Lease, all of which shall continue to be performed and discharged solely by Landlord unless and until any attornment has occurred pursuant to this Agreement, or (b) relieve Landlord of any obligations under the Lease.

      9. MISCELLANEOUS.

      (a) NOTICES. All notices or other communications required or permitted under this Agreement shall be in writing and given by certified mail (return receipt requested) or by nationally recognized overnight courier service that regularly maintains records of items delivered. Tenant's address is as set forth in the preamble to this Agreement, subject to change by notice under this subsection 9(a). Any notices sent to Lender should be addressed as follows:

Notices shall be effective the next business day after being sent by overnight courier service, and five business days after being sent by certified mail (return receipt requested).

      (b) DESCRIPTIVE HEADINGS; CONSTRUCTION. The headings in this Agreement are intended for convenience of reference only and shall not in any way limit, amplify or be used in interpreting the terms of this Agreement. Any of the terms used herein may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All words or terms used in this Agreement, regardless of the number or gender an which they are used, shall include any other number or gender, as the context may


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require. The words "herein", "hereof" and "hereunder" shall refer to this
Agreement unless the context otherwise requires. The word "including" shall mean "including, without limitation," except where the context otherwise requires. References to contracts, agreements, leases and other contractual instruments shall be deemed to include all subsequent amendments, supplements and other modifications permitted by the terms of this Agreement. The terms "applicable law", "provisions of law", "requirements of law" and words of similar import shall mean present and future laws, statutes, ordinances, codes, rules, regulations, requirements, judgments, arbitration awards or decisions, rulings, decrees, executive, judicial and other orders and directives of any or all of the federal, state, county and city governments and all agencies, authorities, bureaus, courts, departments, subdivisions or offices thereof, and of any other governmental, public or quasi-public authorities (including the Board of Fire Underwriters or other insurance body) having jurisdiction and the direction of any public officer pursuant to laws, whether now or hereafter in force. This Agreement shall not be construed against any party hereto as the drafters of this Agreement. All references to "Sections", "subsections" and "Exhibits" are to Sections, subsections and Exhibits to this Agreement unless the context otherwise requires. All Exhibits attached hereto are made a part hereof and are incorporated herein by this reference.

      (c) ENTIRE AGREEMENT. This Agreement and the Tenant Estoppel Certificate constitute the entire agreement among Lender and Tenant with respect to the subject matter hereof and all understandings, oral representations and agreements heretofore or simultaneously had among the parties are merged in, and are contained in, this Agreement and the Tenant Estoppel Certificate.

      (d) SUCCESSORS AND ASSIGNS. This Agreement shall be the joint and several obligation of Tenant and all of its heirs, devisees, representatives, trustees, successors and assigns, including successors in interest of Tenant in and to all or any part of Tenant's Premises, and all references in this Agreement to Tenant shall be deemed to include all of the foregoing Persons. This Agreement shall inure to the benefit of the parties hereto and their respective heirs, successors, substitutes and assigns.

      (e) NO THIRD PARTY BENEFICIARIES. Nothing contained herein is intended or shall be deemed to create or confer any rights upon any third person not a party hereto, whether as a third-party beneficiary or otherwise, except as expressly provided herein.

      (f) SEVERABILITY. If any provision of this Agreement shall be held by any court of competent jurisdiction to be unlawful, void or unenforceable for any reason as to any Person or circumstance, such provision or provisions shall be deemed severable from and shall in no way affect the enforceability and validity of the remaining provisions of this Agreement.

      (8) GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to


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conflict of laws principles.

      (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same instrument.

      IN WITNESS WHEREOF, Lender and Tenant have, by their respective duly authorized representatives, duly executed this Agreement as of the day and year first above written as a sealed instrument.

LENDER:


    By: _________________________

Name:
Title:


TENANT: _________________________

a _______________________________


    By: _________________________

Name:
Title:


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THE ABBEY GROUP

September 29, 1997

Mr. Don Reitano, CFM
Director, Operations
NeoGenesis Drug Discovery, Inc.
840 Memorial Drive
Cambridge, MA 02139

Re: Approval of plans for renovations to leased space on fourth floor.

Dear Don,

This is to inform you that I have reviewed the plans submitted to me as designed by Margolis + Fishman Associates for renovations to offices in your leased space on the fourth floor of Riverside Technology Center. You have my approval to apply for a building permit from the City of Cambridge and begin construction upon commencement of your lease.

Notwithstanding this approval, all work shall be done in accordance with applicable municipal and state building codes and requirements.

In addition, please be advised that we will provide you with reasonable guidance and assistance upon request (provided no costs are involved) relative to your locating chases from your space in the future.

Sincerely,


/s/ ALAN GOODMAN
ALAN GOODMAN
Vice President

575 Boylston Street
Boston, Massachusetts
02116
617 266-8860
Fax 617 266-7424


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[NEOGENESIS SECURITY DEPOSIT CHECK #10056]


[NEOGENESIS SECURITY DEPOSIT FORM STUB FOR CHECK #10056]


[NEOGENESIS SECURITY DEPOSIT FORM STUB FOR CHECK #10056]


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[NEOGENESIS SECURITY DEPOSIT CHECK #10108]


[NEOGENESIS SECURITY DEPOSIT FORM STUB FOR CHECK #10108]


[NEOGENESIS SECURITY DEPOSIT FORM STUB FOR CHECK #10108]



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                           RIVERSIDE TECHNOLOGY CENTER

                              FIRST LEASE AMENDMENT

      Agreement entered into this 20th day of April, 2001 by and between RIVERTECH ASSOCIATES, LLC, a Massachusetts limited liability company with a principal address at The Abbey Group, 575 Boylston Street Boston, Massachusetts (the "LESSOR"), and NEOGENESIS DRUG DISCOVERY, INC. a corporation with a principal address at 840 Memorial Drive Cambridge, Massachusetts (the "LESSEE"), relative to certain space leased in the building owned by the LESSOR at 840 Memorial Drive Cambridge, Massachusetts (the "Building"), for the consideration recited herein and as set forth in this Agreement (referred to herein as the "First Lease Amendment"), as follows:

      WHEREAS, Rivertech Associates, LLC and have entered into a certain lease agreement dated September 26, 1997 (the "Lease"); and,

      WHEREAS, LESSOR and LESSEE each hereby represent to the other that as of the date hereof the foregoing Lease represents the full and complete agreement relative to LESSEE's use and occupancy of the leased premises described thereunder; said leased premises presently consisting (prior to this First Lease Amendment) of approximately 13,525 rentable square feet of space on the fourth floor of the Building, which space is referred to herein as the "Current Leased Premises"; and,

      WHEREAS, the LESSOR has been informed that space on the fifth floor may become available on or about May 1, 2001, has in turn informed LESSEE as to the availability of said additional space, and has reached agreement with LESSEE as to LESSEE's election to lease said additional space; and,

      WHEREAS, the LESSOR and LESSEE have agreed to add the newly available space to the Lease, subject to the terms and conditions set forth below;

      NOW THEREFORE, the parties hereto agree as follows:

      1. TERM - CURRENT LEASED PREMISES AND ADDITIONAL PREMISES

      LESSEE shall continue to lease the Current Leased Premises under the Rent, terms and conditions as set forth in the Lease up to the expiration of the current Term thereunder, which is currently September 30, 2003 the ("Current Term"). The Current Term is hereby automatically extended to April 30, 2007 (the "Extended Term").


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      The Additional Premises (as defined herein) shall be added to the Current
Leased Premises as of that date on which it is delivered by LESSOR (which shall be May 1, 2001), herein the "Delivery Date", and LESSEE's rights under the Lease shall extend to the Additional Premises, and shall run from the Delivery Date through the end of Lease Year 6 (i.e. April 30, 2007) as defined below, (herein, the period from the Delivery Date to the April 30, 2007 being referred to as the "Extended Term"). To the extent LESSOR can not deliver the Additional Premises on May 1, 2001 then LESSEE's obligations with respect thereto as set forth herein (including without limitation the obligation to pay any Annual Base Rent or Additional Rent with respect to the Additional Premises) shall not commence until said Additional Premises are in fact delivered to LESSEE. Additionally, Lease Year 1 hereunder shall be reduced on a per diem basis for each such day of delay in actual delivery of the Additional Premises (but each Lease Year shall be deemed to commence on May 1st and the end of the Extended Term shall still be April 30, 2007, notwithstanding such delay). If LESSOR can not deliver the Additional Premises prior to November 1, 2001, then LESSEE shall be entitled to terminate this First Lease Amendment by written notice to LESSOR delivered on or before November 10, 2001 whereupon this Amendment shall be null and void and without recourse to either party and the original Lease shall remain in full force and effect without any modification or amendment thereto.

      The term "Lease Year" as used herein shall remain the same as for the Current Leased Premises up to the Delivery Date; thereafter, the term "Lease Year" as applied to the Current Leased Premises and the Additional Premises shall be calculated (and as to the Current Leased Premises, restated) as of the Delivery Date, with the first full year (i.e. the period from May 1, 2001 through April 30, 2002 being referred to as "Lease Year 1", and with each successive Lease Year being referred to as "Lease Year 2", "Lease Year 3", etc.). In this manner, the LESSEE shall have rights to the Current Leased Premises and the Additional Premises (i.e. the "Leased Premises" as defined below) for a full six (6) Lease Years to the end of the Extended Term.

      2. ADDITIONAL SPACE ADDED TO THE CURRENT LEASED PREMISES

      LESSEE hereby irrevocably agrees that the following additional space (defined below as the Additional Premises) is hereby added to the Current Leased Premises as of the Delivery Date, and once so added all space leased by the LESSEE (i.e. the Current Leased Premises and the Additional Premises) shall be referred to collectively as one as the "Leased Premises" and shall be governed by the Lease as amended by this First Lease Amendment.

      The "Additional Premises" are:


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      That portion of the fifth floor of the building as shown on the Lease Plan attached hereto as Exhibit A, consisting of approximately 14,467 rentable square feet as appearing on said Lease Plan.

      After inclusion of the Additional Premises as contemplated above the total Leased Premises shall consist of an aggregate of approximately 27,992 rentable square feet of space on the fourth and fifth floors of the Building, all as shown on the Lease Plans attached to the Lease and to this First Lease Amendment. All such space may be used by LESSEE for general office, administrative, research and laboratory uses as set forth in Section 6 of the Lease, throughout the Extended Term of the Lease as it may be FURTHER extended (as provided below). LESSOR warrants and represents the foregoing uses of the Additional Premises are currently allowed under local zoning regulations (subject to LESSEE's compliance with federal, state and municipal safety, health, building and sanitary codes and submission of conforming plans and specifications suitable for issuance of a building permit from the City of Cambridge and an appropriate occupancy permit upon completion of any construction by LESSEE).

      3. ANNUAL BASE RENT - CURRENT LEASED PREMISES AND ADDITIONAL PREMISES

      Commencing as of the Delivery Date LESSEE's monthly installments of Annual Base Rent for the Leased Premises (i.e. the Current Leased Premises and the Additional Premises) shall be Annual Base Rent as set forth in the "Revised Schedule Of Annual Base Rent" appearing below. The Revised Schedule below reflects the original Schedule Of Annual Base Rent in Section 2 of the Lease as payable through September 30, 2003, and adds Annual Base Rent attributable to the Additional Premises, all as follows:

                      REVISED SCHEDULE OF ANNUAL BASE RENT

                        A                         B

LEASE YEAR   SCHEDULE OF ANNUAL BASE     ANNUAL BASE RENT           TOTAL
             RENT (LEASE SECTION 2)      ATTRIBUTABLE TO THE
             ATTRIBUTABLE TO THE         ADDITIONAL PREMISES
             CURRENT LEASED PREMISES

  1          $ 34,376.04 PER MONTH       $ 998,223.00 PER ANNUM     A + B
             FOR EACH MONTH FROM         ($ 83,185.25 PER MONTH
             5.1.01 THROUGH 9.30.01      FOR EACH MONTH FROM
                                         5.1.01 THROUGH 4.30.02)


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                   AND

             $ 35,503.13 PER MONTH
             FOR EACH MONTH FROM
             10.1.01 THROUGH 4.30.02

  2          $ 35,503.13 PER MONTH       $ 998,223.00 PER ANNUM     A + B
             FOR EACH MONTH FROM         ($ 83,185.25 PER MONTH
             5.1.02 THROUGH 9.30.02      FOR EACH MONTH FROM
                                         5.1.02 THROUGH 4.30.03)

                   AND

             $ 36,630.21 PER MONTH
             FOR EACH MONTH FROM
             10.1.01 THROUGH 4.30.03

  3          $36,630.21 PER MONTH        $998,223.00 PER ANNUM      A + B
             FOR EACH MONTH FROM         ($ 83,185.25 PER MONTH
             5.1.03 THROUGH 9.30.03      FOR EACH MONTH FROM
                                         5.1.03 THROUGH 4.30.04)

                   AND

             $ 77,768.75 PER MONTH
             FOR EACH MONTH FROM
             10.1.03 THROUGH 4.30.04

  4          $ 1,041,425.00 PER ANNUM    $ 1,113,959.00 PER ANNUM   A + B
             ($ 86,785.42 PER MONTH      ($ 92,829.92 PER MONTH
             FOR EACH MONTH FROM         FOR EACH MONTH FROM
             5.1.04 THROUGH 4.30.05)     5.1.04 THROUGH 4.30.05)

  5          $ 1,041,425.00 PER ANNUM    $ 1,113,959.00 PER ANNUM   A + B


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             ($ 86,785.42 PER MONTH      ($ 92,829.92 PER MONTH
             FOR EACH MONTH FROM         FOR EACH MONTH FROM
             5.1.05 THROUGH 4.30.06)     5.1.05 THROUGH 4.30.06)

  6          $ 1, 041,425.00 PER ANNUM   $ 1,113,959.00 PER ANNUM   A + B
             ($ 86,785.42 PER MONTH      ($ 92,829.92 PER MONTH
             FOR EACH MONTH FROM         FOR EACH MONTH FROM
             5.1.06 THROUGH 4.30.07)     5.1.06 THROUGH 4.30.07)

      The foregoing is a cumulative Annual Base rent figure for the Current Leased Premises and Additional Premises which shall replace and supercede the Annual Base Rent amounts in the Schedule Of Annual Base Rent in the Lease as originally drafted, said substitute Annual Base Rent to take effect upon the execution of this First Amendment, as of the Delivery Date.

      Unless otherwise stated above, Annual Base Rent shall be payable by Lessee for each Lease Year in twelve installments during each Lease Year (reflecting the aforesaid Revised Schedule Of Annual Base Rent), in advance, on or before the first day of each calendar month.

      LESSEE shall continue to pay Annual Base Rent under the original Lease for the Current Leased Premises up to the Delivery Date.

      4. ADDITIONAL RENT

      LESSEE shall also pay to LESSOR, as Additional Rent under the Lease, the following amounts based on LESSEE's allocable percentage (see, A and B below) attributable to Operating Expense Escalation (as defined in the Lease) and Tax Escalation (as defined in the Lease), for each year under the Extended Term and at the payment intervals set forth in the Lease, as follows.

      A. AS TO THE CURRENT LEASED PREMISES

      LESSEE's allocable percentage as relates to the Current Leased Premises shall be 10.73 %, from the Delivery Date through the balance of the Extended Term, applied as follows:

      (i) OPERATING EXPENSE ESCALATION: LESSEE shall be responsible for payment of Additional Rent attributable to increases in the operating expenses (as set forth in the attached Exhibit B) for the Building and site based on (a) the base of calendar


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year 1996 for the period from May 1, 2001 through September 30, 2003; and, (b)
the base of calendar year 2000 for the period from October 1, 2003 through April 30, 2007 (i.e. the balance of the Extended Term); at the payment intervals and on the terms and conditions set forth in Section 3 of the Lease.

      (ii) TAX ESCALATION: LESSEE shall be responsible for payment of Additional Rent attributable to increases in the municipal real estate taxes on the Building and land on which it is situated, based on: (a) the base of municipal fiscal year 1997 for the period from May 1, 2001 through September 30, 2003; and, (b) the base of municipal fiscal year 2001 for the period from October 1, 2003 through April 30, 2007 (i.e. the balance of the Extended Term); at the payment intervals and on the terms and conditions set forth in Section 4 of the Lease.

      B. AS TO THE ADDITIONAL PREMISES

      LESSEE's allocable percentage as relates to the Additional Premises shall be 11.48 %, from the Delivery Date through the balance of the Extended Term, applied as follows:

      (i). OPERATING EXPENSE ESCALATION: LESSEE shall be responsible for payment of Additional Rent attributable to increases in the operating expenses (as set forth in the attached Exhibit B) for the Building and site (with a calendar year 2000 base) as set forth in Section 3 of the Lease, at the payment intervals and on the terms and conditions set forth in said Section 3.

      (ii). TAX ESCALATION: LESSEE shall be responsible for payment of Additional Rent attributable to increases in the municipal real estate taxes on the Building and land on which it situated, (based on a FY 2001 base), as set forth in Section 4 of the Lease, at the payment intervals and on the terms and conditions set forth in said Section 4.

      C. PRE-AMENDMENT BASES

      LESSEE shall be responsible for payment of all Additional Rent attributable to Operating Expense Escalation and Tax Escalation under the original Lease (prior to its amendment hereby) as stated in said original Lease for Current Leased Premises for the incremental period up to the start of Lease Year 1 hereunder.

      5. CONDITION OF THE CURRENT LEASED PREMISES AND ADDITIONAL PREMISES


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      LESSOR and LESSEE acknowledge that LESSOR shall deliver and LESSEE shall accept delivery of the Current Leased Premises on an "as is" basis, without any further work by LESSOR.

      LESSOR and LESSEE acknowledge that LESSOR shall deliver and LESSEE shall accept delivery of the Additional Premises on the Delivery Date as follows:
Subject only to the following provisions of this Section 7, the Additional Premises shall be delivered in an "as is" condition as of the date of this execution of this First Lease Amendment without representation or warranty as to the condition or the suitability of the Additional Premises for any of LESSEE's particular uses and activities. Notwithstanding the foregoing "as is" delivery, LESSOR specifically agrees that prior to its delivery of the Additional Premises to the LESSEE, LESSOR at its sole cost and expense, shall perform the following:
(i) the Additional Premises shall be repainted and cleaned; (ii) the corridor entry to the laboratory across from the entry will be recarpeted; (iii) an environmental certification from a licensed professional (as such term is used and defined in the Massachusetts Contingency Plan) that the Additional Premises is not in violation of applicable environmental laws (consistent with the same standards set forth in Section 26 of the Lease) shall be provided to LESSEE. No other specific repairs or replacements by LESSOR are required. If LESSOR is unable to fulfill the conditions set forth above as (i) - (iii) of this Section, by the actual Delivery Date, and fails to fulfill said conditions within twenty
(20) days after written notice from LESSEE of such failure (in whole or in part), then LESSEE shall be entitled to terminate this First Lease Amendment by written notice to LESSOR delivered within ten (10) days of the expiration of said initial twenty day period, and this Amendment shall be null and void and without recourse to either party and the original Lease shall remain in full force and effect without any modification or amendment thereto.

      6. SECURITY/GUARANTY

      The provisions of Section 5 of the Lease shall be superceded by the LESSEE's delivery of a letter of credit in the amount of $485,000.00 to stand as a security deposit under the Lease, as amended hereby (the "Letter of Credit"). The Letter of Credit shall be an irrevocable stand-by Letter of Credit, drawn on a Massachusetts commercial bank reasonably acceptable to LESSOR. The Letter of Credit shall: (i) Name LESSOR as beneficiary; (ii) be for a term equal to the Lease Term (or any extended term, as and when appropriate), or on a minimum annual basis with automatic renewal for each year of the Term (as extended) with full rights to LESSOR to liquidate said Letter of Credit if an acceptable renewal Letter of Credit is not tendered prior to thirty (30) days before its termination or lapse; (iii) be cancelable only with a minimum 45 days prior notice to LESSOR; and (iv) be substantially in the form attached hereto as Exhibit C and in all other respects in form and substance reasonably satisfactory to LESSOR. The Letter of


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Credit shall be reduced on an annual basis at the end of each Lease Year, pro rata, such that the Letter of Credit for the final Lease Year shall be equivalent to three (3) months Annual Base Rent for such Lease Year (which will be returned at the end of the Extended Term absent any appropriate offsets by LESSOR).

      Upon delivery of the foregoing Letter of Credit, the LESSOR shall simultaneously return to LESSEE the existing security deposit under Section 5 of the Lease currently held by it; and the foregoing Letter of Credit shall substitute for said existing security deposit as contemplated above.

      7. PARKING

      The provisions of Section 16 of the Lease shall govern LESSEE's parking rights with respect to the on-site parking described therein; with the inclusion of rights to park no less than an additional fifteen (15) motor vehicles in the on-site garage subject to those same terms and conditions and at current prevailing market rates as charged by said on-site garage, as of the Delivery Date, such that as of the Delivery Date LESSEE shall have rights to parking for a total of not less than twenty nine (29) motor vehicles in the aforementioned garage. The provisions of Section 16 of the Lease shall govern LESSEE's parking rights with respect to the off-site parking described therein; with the inclusion of rights to park not less than an additional fifteen (15) motor vehicles in the off-site garage subject to those same terms and conditions, and at current prevailing market rates as charged by said off-site garage, as of the Delivery Date, such that as of the Delivery Date LESSEE shall have rights to parking for a total of not less than twenty nine (29) motor vehicles in the aforementioned off-site garage.

      8. LESSEE'S OPTION TO EXTEND

      LESSEE, provided: (i) it is not then in default hereunder; or (ii) it has not been in default hereunder beyond any applicable notice, cure and grace periods more then three (3) times from the date hereof through the Extended Term; shall have an option to extend its tenancy as to the Leased Premises, on the terms and conditions herein, for one (1) additional period of five (5) years (herein, the "Second Extended Term"). Annual Base Rent for the Second Extended Term shall be set the then current "Fair Market Rent" (the foregoing to be subject to such annual escalations (if any) as determined by then prevailing market forces). Said Second Extended Term shall commence, subject to proper exercise in each instance of LESSEE's option hereunder, as of the end of the Extended Term and shall terminate on April 30, 2012.

      LESSEE shall exercise its option by delivering to LESSOR its written notice not later than eighteen (18) full months prior to the expiration of the original Extended Term.


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"Fair Market Rent" (which term may include periodic escalations as contemplated above) shall be that Rent charged for comparable first class research laboratory and office space in Cambridge as of the end of the original Term. If, after good faith attempts subsequent to the receipt of LESSEE's notice to extend, the LESSOR and LESSEE cannot agree on a figure representing Fair Market Rent, then either party, upon written notice to the other, may request arbitration of the issue as provided in this section. Within fourteen (14) days of the request for arbitration, each party shall submit to the other the name of one unrelated individual or entity with proven expertise in the leasing of commercial real estate in greater Boston to serve as that party's appraiser. Each appraiser shall be paid by the party selecting him or it. The two appraisers shall meet within fourteen (14) days of their selection and collaboratively determine the Fair Market Rent. They shall make their determination in writing, including a statement if such is the case, that they are at an impasse. Such a statement of impasse shall be submitted to the parties along with the Fair Market Rent figure which each appraiser has selected and his reasons and substantiation therefor. The appraisers, in case of an impasse, shall also agree on one unrelated individual or entity with expertise in commercial real estate in greater Boston, who shall evaluate the reports of the two original appraisers and within fourteen (14) days of submission of the issue to him, make his own determination as to a figure representing Fair Market Rent. The determination of this individual or entity (i.e. arbitrator) absent, fraud, bias or undue prejudice shall be binding upon the parties as to "Fair Market Rent" and thereupon Annual Base Rent shall be that figure. Notwithstanding the foregoing, in no event shall Fair Market Rent be less than the total Annual Base Rent paid by the LESSEE for the last Lease Year (i.e. a full twelve month year) of the original Extended Term, increased by the aggregate increase in the Consumer Price Index from the date of the last increase in Annual Base Rent under the original Extended Term.

      Annual Base Rent and Additional Rent during the Second Extended Term shall be payable in advance, in equal monthly installments on the first day of each calendar month.

      LESSEE in addition to the sums payable annually to LESSOR as Annual Base Rent, shall pay to LESSOR for each year of the Second Extended Term, as Additional Rent, LESSEE's allocable percentage (as determined by the approximate total rentable space leased), of any and all increases in operating expenses (i.e. Additional Operating Expense Rent) and taxes (Additional Tax Escalation
Rent), as contemplated in Section 4 of this Lease Amendment.

      9. BROKER/COMMISSIONS/INDEMNIFICATION

      The LESSOR and LESSEE each represent to the other that they have not dealt, directly or indirectly, with any broker, or other entity or individual entitled to any


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commission relative to the Additional Premises leased to LESSEE hereunder. Each party agrees to indemnify and hold harmless the other from and against any claims for commission arising out the execution and delivery of this agreement and any renewals, extensions or expansions hereof other than the foregoing.

      10. ASSIGNMENT/SUBLETTING

      The LESSEE shall have the right to assign the Lease and/or sublet the Leased Premises (in whole or in part) subject to all the terms and conditions of
Section 12 of the original Lease.

      11. ADJACENT SPACE RIGHTS

      The LESSEE, on the terms and conditions and procedures set forth in
Section 35 of the Lease, shall have the right to acquire the additional adjacent and abutting space to the Lease Premises. These rights are expressly subject and subordinate to any and all rights of other tenants in the Building to expand or acquire additional space in the Building; and are further subject to the approval of LESSOR's mortgage lender(s) as to the total space which any particular tenant may possess (in said lender(s)' sole discretion).

      12. INTEGRATION OF DOCUMENTS; SUPREMACY

      The parties hereto intend that this First Lease Amendment shall operate to amend and modify the documents comprising the Lease, and that the Lease and this First Lease Amendment shall be interpreted such that LESSEE's material default under either one shall be deemed to be a material default under both, entitling LESSOR to exercise its rights cumulatively and to procure eviction and recovery of all space leased to LESSEE, simultaneously, and to pursue damages under all instruments conjunctively.

      Except as expressly modified hereby, all other terms and conditions of the Lease shall remain unchanged and enforceable in a manner consistent with this First Lease Amendment; the terms and conditions of this First Lease Amendment to govern any inconsistent provisions in any of the constituent Lease documents.

      This Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Any provisions deemed unenforceable shall be severable, and the remainder of this Agreement shall be enforceable in accordance with its terms. This Agreement may only be modified in writing, signed by both parties. Unless otherwise provided herein, all capitalized terms used herein shall have the same meaning as set forth in the Lease.


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      Witness our hands and seals the first date above written.

RIVERTECH ASSOCIATES, LLC

/s/ Robert Epstein
-------------------------------
ROBERT EPSTEIN, MANAGER


NEOGENESIS DRUG DISCOVERY, INC.

BY: /s/ David M. Hunter
   --------------------------------------

   its duly authorized
   VICE PRESIDENT - FINANCE & CFO

(Attached Secretary/Clerk's Certificate As To Authority)


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OPERATING EXPENSE ESCALATION

NEOGENESIS
(Period 10/1/97 - 9/30/03)                                       1996       2000
DESCRIPTION                                                     (BASE)    AMOUNT
-------------------------------                               -------    -------
HEAT                                                           24,935     33,489

WATER & SEWER                                                  13,302     16,171

ELEVATOR MAINT                                                 12,064     15,307

PARKING/CAFE EXPENSE                                           11,563     28,402

RUBBISH REMOVAL                                                15,967     25,966

INSURANCE                                                      25,302     21,269

GROUNDS CARE                                                    9,088      8,171

LEGAL/ACCT/ADMIN                                                4,216      4,407

JANITORIAL SERVICES                                            77,403    100,467

GENERAL MAINTENANCE                                            76,060     47,814

HVAC MAINTENANCE                                               16,422     56,381

LIFE SAFTEY SYSTEMS                                             3,787      5,460

MANAGEMENT (*)                                                226,020    275,578
                                                              -------    -------
                                                              516,129    638,882
                                                              =======    =======

(*) 5% GROSS INCOME, NOT LOWER THAN BASE AMOUNT


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